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                                                                    EXHIBIT 2.1




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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          HEALTHEON/WEBMD CORPORATION,

                               PINE MERGER CORP.,

                               ENVOY CORPORATION,

                         QUINTILES TRANSNATIONAL CORP.,

                                       AND

                                 QFINANCE, INC.


                          DATED AS OF JANUARY 22, 2000



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                                TABLE OF CONTENTS


ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER...................................2

1.1      Merger................................................................2
1.2      Time and Place of Closing.............................................2
1.3      Effective Time........................................................2

ARTICLE 2 - TERMS OF MERGER....................................................2

2.1      Charter...............................................................2
2.2      Bylaws............................................................... 2
2.3      Directors and Officers................................................2
2.4      Tax-Free Reorganization...............................................3

ARTICLE 3 - MANNER OF CONVERTING SHARES........................................3

3.1      Conversion of Shares..................................................3
3.2      Anti-Dilution Provisions..............................................4
3.3      Shares Held by Envoy..................................................4
3.4      Treatment of Options..................................................4

ARTICLE 4 - EXCHANGE OF SHARES.................................................4

4.1      Exchange Procedures...................................................4
4.2      Rights of Former Stockholders.........................................5

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF ENVOY, QUINTILES AND
            QFINANCE...........................................................5

5.1      Organization, Standing, and Power.....................................5
5.2      Authorization of Agreement; No Breach.................................6
5.3      Capital Stock.........................................................7
5.4      Envoy Subsidiaries....................................................7
5.5      SEC Filings; Financial Statements.....................................8
5.6      Absence of Undisclosed Liabilities....................................9
5.7      Absence of Changes....................................................9
5.8      Tax Matters..........................................................10
5.9      Intellectual Property................................................11
5.10     Insurance............................................................13
5.11     Compliance with Laws.................................................13
5.12     Orders and Litigation................................................13
5.13     Environmental Matters................................................14
5.14     Contracts and Commitments............................................14
5.15     Powers of Attorney...................................................15
5.16     Benefit Plans........................................................15
5.17     Remuneration.........................................................17
5.18     Governmental Approvals; Required Consents............................17
5.19     Accounts Receivable..................................................17
5.20     Tax Treatment........................................................18
5.21     Affiliate Transactions...............................................18
5.22     Envoy Disclosure Letter..............................................18
5.23     Customers; Payors....................................................18

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF HEALTHEON/WEBMD AND
            MERGER CORP.......................................................18

6.1      Organization, Standing, and Power....................................18
6.2      Authorization of Agreement; No Breach................................19
6.3      Capital Stock........................................................20

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6.4      Healtheon/WebMD SEC Filings; Financial Statements....................20
6.5      Absence of Undisclosed Liabilities...................................21
6.6      Absence of Certain Changes or Events.................................21
6.7      Compliance with Laws.................................................21
6.8      Governmental Approvals; Required Consents............................22
6.9      Healtheon/WebMD Common Stock.........................................22
6.10     Interim Operations of Merger Corp....................................22
6.11     Tax Treatment........................................................22
6.12     Orders and Litigation................................................22

ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION..........................23

7.1      Conduct of Envoy Business............................................23
7.2      Conduct of Healtheon/WebMD Business..................................25
7.3      Adverse Changes in Condition.........................................25

ARTICLE 8 - ADDITIONAL AGREEMENTS.............................................26

8.1      Applications.........................................................26
8.2      Filings with State Offices...........................................26
8.3      Agreement as to Efforts to Consummate................................27
8.4      Investigation and Confidentiality....................................27
8.5      Access to Information................................................27
8.6      No Shop..............................................................28
8.7      Tax Treatment........................................................28
8.8      Employee Benefits....................................................29
8.9      Blue Sky Laws........................................................30
8.10     Non-solicitation of Employees........................................30
8.11     Press Releases.......................................................30
8.12     Directors and Officers Indemnification...............................31
8.13     Envoy Affiliates; Restrictive Legend; Restrictions on Transfer.......31
8.14     Healtheon/WebMD Options..............................................32
8.15     Standstill...........................................................33
8.16     Certain Other Matters................................................34
8.17     Execution of Certain Agreements......................................34

ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.................34

9.1      Conditions to Obligations of Each Party..............................34
9.2      Conditions to Obligations of Healtheon/WebMD and Merger Corp.........35
9.3      Conditions to Obligations of Envoy, Quintiles and QFinance...........36

ARTICLE 10 - TERMINATION......................................................37

10.1     Termination..........................................................37
10.2     Effect of Termination................................................39

ARTICLE 11 - MISCELLANEOUS....................................................39

11.1     Definitions..........................................................39
11.2     Brokers and Finders; Expenses........................................46
11.3     Entire Agreement.....................................................46
11.4     Amendments...........................................................46
11.5     Waivers..............................................................47
11.6     Assignment...........................................................47
11.7     Notices..............................................................47
11.8     Governing Law........................................................48
11.9     Counterparts.........................................................48
11.10    Captions.............................................................48
11.11    Interpretations......................................................48
11.12    Enforcement of Agreement.............................................49

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11.13    Severability.........................................................49
11.14    Facsimile Signatures.................................................49
11.15    Nonsurvival of Representations and Warranties........................49

                                    EXHIBITS

Exhibit 8.17(a) - Form of Tax Sharing Agreement
Exhibit 8.17(b) - Form of Data Rights Agreement
Exhibit 8.17(c) - Form of Internet Product Development and Marketing Agreement
Exhibit 8.17(d) - Form of Quintiles Warrant


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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of January 22, 2000, by and among HEALTHEON/WEBMD CORPORATION ("Healtheon/WebMD"), a Delaware corporation having its principal office located in Atlanta, Georgia; PINE MERGER CORP. ("Merger Corp"), a Delaware corporation having its principal office located in Atlanta, Georgia; ENVOY CORPORATION ("Envoy"), a Tennessee corporation having its principal office located in Nashville, Tennessee, QUINTILES TRANSNATIONAL CORP. ("Quintiles"), a North Carolina corporation having its principal office located in Durham, North Carolina, and QFINANCE, INC. ("QFinance"), a Delaware corporation having its principal office located in Wilmington, Delaware.


                                    PREAMBLE:

         The Boards of Directors of Healtheon/WebMD, Merger Corp, a wholly owned subsidiary of Healtheon/WebMD, Quintiles, QFinance, a wholly owned subsidiary of Quintiles, and Envoy, a corporation wholly owned by Quintiles and QFinance, are of the opinion that the Transactions described herein are in the best interests of the parties and their respective stockholders. This Agreement provides for the acquisition of Envoy by Healtheon/WebMD pursuant to the merger of Envoy with and into Merger Corp. At the Effective Time of such merger, the outstanding shares of the capital stock of Envoy shall be converted into the right to receive a combination of shares of Healtheon/WebMD Common Stock and cash. As a result, Quintiles shall become a stockholder of Healtheon/WebMD and Merger Corp shall conduct the business and operations of Envoy as a wholly owned subsidiary of Healtheon/WebMD. The transactions described in this Agreement are subject to the satisfaction of certain conditions described in this Agreement. Quintiles and QFinance, as the only stockholders of Envoy, have approved this Agreement and the Merger in accordance with the Tennessee Business Corporation Act (the "TBCA") and Envoy's organizational documents. It is the intention of the parties to this Agreement that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         Certain terms used in this Agreement are defined in Section 11 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

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                                    ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Envoy shall be merged with and into Merger Corp in accordance with the applicable provisions of the TBCA and the GCLSD (the "Merger"). Merger Corp shall be the surviving corporation (the "Surviving Corporation") resulting from the Merger and shall continue its operations as a wholly owned Subsidiary of Healtheon/WebMD and shall be subject to the Laws of the State of Delaware, including without limitation Section 259 of the GCLSD. The Merger shall be consummated pursuant to the terms of this Agreement, which have been approved and adopted by (i) the respective Boards of Directors of Healtheon/WebMD, Merger Corp and Envoy and (ii) the Board of Directors of Quintiles, in its capacity as a stockholder of Envoy, and the Board of Directors of QFinance, in its capacity as a stockholder of Envoy.

         1.2 Time and Place of Closing. The closing of the transactions contemplated herein (the "Closing") will take place at the time and date on which the last of the conditions specified in Article 9 has been satisfied or waived (the "Closing Date"). The place of Closing shall be at the offices of Nelson Mullins Riley & Scarborough, L.L.P., Bank of America Corporate Center, Suite 2600, 100 North Tryon Street, Charlotte, North Carolina, or such other place as may be mutually agreed upon by the Parties.

         1.3 Effective Time. Subject to the provisions of this Agreement, the Surviving Corporation shall file the Articles of Merger executed in accordance with the relevant provisions of the TBCA and the Certificate of Merger executed in accordance with the relevant provisions of the GCLSD and the Parties shall make all other filings or recordings required under the TBCA and the GCLSD on the Closing Date or as promptly as practicable thereafter. The Merger and other transactions contemplated by this Agreement shall become effective at 4:30 p.m. Eastern Standard Time on the date the Articles of Merger reflecting the Merger becomes effective with the Secretary of State of the State of Tennessee (the "Effective Time").


                                    ARTICLE 2
                                 TERMS OF MERGER

         2.1 Charter. The Charter of Merger Corp as in effect immediately prior to the Effective Time shall be amended at the Effective Time so that Article 1 of such Charter reads in its entirety as follows: "The name of the corporation is Envoy Corporation (the "Corporation")"; and as so amended, such Charter shall be the Charter of the Surviving Corporation until otherwise amended or repealed in accordance with the GCLSD.

         2.2 Bylaws. The Bylaws of Merger Corp in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         2.3 Directors and Officers. The directors of Merger Corp in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in

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accordance with the Bylaws of the Surviving Corporation. The officers of Merger
Corp in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

         2.4 Tax-Free Reorganization. The parties intend to adopt this Agreement as a plan of reorganization under Section 368(a) of the Internal Revenue Code.


                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

         3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the stockholders of any of the Parties, the shares of the constituent corporations of the Merger shall be converted as follows:

                  (a) Each share of Merger Corp Common Stock issued and outstanding at the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of Surviving Corporation Common Stock.

                  (b) The Envoy Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive (i) 35,000,000 shares of Healtheon/WebMD Common Stock (the "Stock Consideration") and (ii) $400,000,000 (the "Cash Consideration"), payable in immediately available funds, subject to adjustment to the Stock Consideration and the Cash Consideration as provided in Section 3.1(c) below.

                  (c) Healtheon/WebMD shall have the right to increase the Cash Consideration to be received in the Merger at the Effective Time by up to an additional $100,000,000 upon prior written notice to Quintiles and in the event that Quintiles fails within 5 days after receipt of such notice to notify Healtheon/WebMD in writing that Quintiles and QFinance desire to receive only the $400,000,000 Cash Consideration contemplated by Section 3.1(b) hereof and not the additional $100,000,000 in cash (the "Hold Notice"). In such event, the Stock Consideration to be received at the Effective Time shall be decreased to an amount determined in accordance with the following formula:

           Stock Consideration = ($1,800,000,000 - Cash Consideration to be paid at the Effective Time) / 40

Healtheon/WebMD shall not have the right to increase the Cash Consideration to be received by Quintiles and QFinance at the Effective Time in the event Quintiles delivers the Hold Notice to Healtheon/WebMD.

                  (d) Quintiles shall have the right to receive 60% of the Total Consideration and QFinance shall have the right to receive 40% of the Total Consideration, based on their relative ownership of Envoy Common Stock. QFinance shall be entitled to determine the

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combination of Cash Consideration and Stock Consideration that constitutes its
40% of the Total Consideration.

         3.2 Anti-Dilution Provisions. In the event the number of shares of Healtheon/WebMD Common Stock issued and outstanding prior to the Effective Time changes as a result of a stock split, stock dividend, subdivision, reclassification, recapitalization, combination of shares or similar recapitalization with respect to such stock or if Healtheon/WebMD declares a Material dividend or distribution in cash or property other than stock (an "Anti-Dilution Event") and the record date therefor (in the case of a dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the number of shares of Healtheon/WebMD Common Stock to be received pursuant to Section 3.1 shall be correspondingly adjusted to reflect such Anti-Dilution Event.

         3.3 Shares Held by Envoy. Each share of Envoy Common Stock held in treasury by Envoy shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 Treatment of Options. As soon as practicable following the date of this Agreement, Quintiles' Board of Directors (or, if appropriate, any committee administering the Option Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following: (i) cause all options to purchase shares of Quintiles Common Stock (collectively, the "Options") granted under the stock option plans of Envoy listed in Section 3.4 of the Envoy Disclosure Letter (the "Envoy Option Plans") that are outstanding immediately prior to the Effective Time and all other obligations with respect thereto to be assumed by Quintiles, (ii) prior to the Effective Time vest in full all of the Options and any options granted by Quintiles to officers, directors, employees and consultants of Envoy (the "Quintiles Options") pursuant to the stock option plans of Quintiles listed in Section 3.4 of the Envoy Disclosure Letter (the "Quintiles Option Plans," and together with the Envoy Option Plans, the "Option Plans") and (iii) allow the holders of the Options and the Quintiles Options up to 3 years from the Effective Time to exercise the Options and the Quintiles Options. With the consent of Healtheon/WebMD, in lieu of the benefits provided in clauses (i) through (iii) above, Quintiles shall provide officers, directors and employees of Envoy an aggregate benefit valued at $50,000,000 to be allocated prior to the Effective Time among the officers, directors and employees of Envoy in a manner satisfactory to Healtheon/WebMD.


                                    ARTICLE 4
                               EXCHANGE OF SHARES

         4.1 Exchange Procedures. On the date the Effective Time occurs, each of Quintiles and QFinance shall surrender the certificate or certificates representing the Envoy Common Stock and shall upon surrender thereof receive in exchange therefor pursuant to Section 3.1(d) (i) the Cash Consideration, to be transferred by wire transfer of immediately available funds to an account or accounts designated by Quintiles and QFinance and (ii) the Stock Consideration, to be represented by the issuance of one or more certificates for Healtheon/WebMD Common Stock,

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which shall bear the legend set forth in Section 8.13 hereof. The certificate or certificates of Envoy Common Stock so surrendered shall, at Healtheon/WebMD's option, be duly endorsed to Healtheon/WebMD or be accompanied by stock powers duly endorsed in blank.

         4.2 Rights of Former Stockholders. At the Effective Time, the stock transfer books of Envoy shall be closed and no transfer of Envoy Common Stock by any such former holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Envoy Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor. Neither Quintiles nor QFinance will be entitled to vote or give its consent after the Effective Time at any meeting or action by written consent of Healtheon/WebMD stockholders until it has exchanged its certificates representing Envoy Common Stock for certificates representing Healtheon/WebMD Common Stock in accordance with the provisions of this Agreement. If a dividend or other distribution is declared by Healtheon/WebMD on the Healtheon/WebMD Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Healtheon/WebMD Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Healtheon/WebMD Common Stock as of any time subsequent to the Effective Time shall be delivered to Quintiles or QFinance until it surrenders such certificates for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such certificates, the Healtheon/WebMD Common Stock certificate (together with all such undelivered dividends or other distributions without interest) shall be promptly delivered and paid with respect to each share represented by such certificate.


                                    ARTICLE 5
         REPRESENTATIONS AND WARRANTIES OF ENVOY, QUINTILES AND QFINANCE

         Subject to the exceptions set forth in the disclosure letter referencing specific representations delivered to Healtheon/WebMD on the date of this Agreement (the "Envoy Disclosure Letter"), as of the date hereof and as of the Closing Date, Envoy, Quintiles and QFinance, jointly and severally, represent and warrant to Healtheon/WebMD and Merger Corp as follows:

         5.1 Organization, Standing, and Power. Envoy is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and has the corporate power and authority to carry on its business as it has been and is now being conducted. Envoy is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed would not have, in the aggregate, a Material Adverse Effect on Envoy. Copies of the Charter and all amendments thereto of Envoy and the bylaws, as amended, of Envoy and copies of all resolutions adopted and action taken by the stockholders or Board of Directors and all committees thereof of Envoy, which have been made available to

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Healtheon/WebMD for review, are true and complete in all Material respects and accurately reflect all proceedings of the stockholders and Board of Directors (and all committees thereof) of Envoy. The stock record books of Envoy, which have been made available to Healtheon/WebMD for review, contain true and complete records of the stock ownership of Envoy and all prior issuances and transfers of the shares of its capital stock.

         5.2 Authorization of Agreement; No Breach. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Envoy. This Agreement and the Merger have been duly authorized by all necessary corporate action of Quintiles and QFinance, in their capacity as the sole stockholders of Envoy, in accordance with the TBCA. Attached to Section 5.2 of the Envoy Disclosure Letter are certified copies of the resolutions which have been duly adopted by Envoy's Board of Directors and the Board of Directors of Quintiles and QFinance, as the sole stockholders of Envoy, evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by Envoy, Quintiles and QFinance pursuant to this Agreement will constitute, legal, valid and binding obligations of Envoy, Quintiles and QFinance enforceable against each of them in accordance with their respective terms, except to the extent such enforceability is subject to (i) Laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, (ii) the availability of specific performance, injunctive relief or other equitable remedies and (iii) limitations on the enforceability of indemnification provisions under applicable federal and state securities Laws. The execution, delivery and performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by each of Envoy, Quintiles and QFinance pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not, subject to obtaining the Consents identified or contemplated herein (including without limitation all filings or Consents under the HSR Act, N.C. Gen. Stat. Section 78A-30, the Securities Laws and state securities Laws), (i) violate or result in a breach of or Default under the Charter or bylaws of Envoy or Quintiles; (ii) violate any Law, Order, administrative decision or award of any court, arbitrator, mediator, tribunal or Regulatory Authority applicable to or binding upon Envoy, Quintiles or upon Assets or business of Envoy or Quintiles; (iii) conflict with or constitute a Default under any Material Contract to which Envoy or Quintiles is a party or by which Envoy or Quintiles is bound; or (iv) create a Material Lien upon the Assets or business of Envoy, other than, in the case of clauses (ii),
(iii) and (iv) above, any such violation, conflict, Default, or Lien that, if occurring, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Envoy. Envoy has taken all steps necessary to exempt the transactions contemplated by this Agreement irrevocably from any applicable "fair price," "moratorium," "control share acquisition," "interested shareholder" or other anti-takeover Law (however styled), including without limitation the Tennessee Investor Protection Act, the Tennessee Business Combination Act, the Tennessee Control Share Acquisition Act and the Tennessee Authorized Corporate Protection Act, and from any applicable Organizational Document or Contract to which Envoy is a party containing any change of control, "anti-takeover" or similar provision.

         5.3 Capital Stock.

                  (a) As of the date hereof, the authorized capital stock of Envoy consists of 1,000 shares of Envoy Common Stock, of which 100 shares are issued and outstanding and none of which are held as treasury shares and all of which are owned by Quintiles. Envoy has no other capital stock authorized, issued or outstanding. All of the issued and outstanding shares of Envoy Common Stock are duly and validly issued and outstanding, are fully paid and non-assessable, and were issued pursuant to a valid exemption from registration under the 1933 Act and all applicable state securities Laws. Quintiles owns 60 shares of Envoy Common Stock free and clear of any Lien and QFinance owns 40 shares of Envoy Common Stock free and clear of any Lien.

                  (b) Section 5.3(b) of the Envoy Disclosure Letter lists the names of all employees, directors, consultants or independent contractors of Envoy who own Options or Quintiles Options, together with the number of shares of Quintiles Common Stock subject to such options or rights and the exercise prices applicable to such options.

                  (c) Except for the Options and as set forth in Sections 3.4 and 5.3 of the Envoy Disclosure Letter, there are no outstanding warrants, options, rights (including outstanding rights to demand registration or to sell in connection with a registration by Envoy under the 1933 Act), calls or other commitments of any nature relating to the Envoy Common Stock, or to Quintiles Common Stock or the equity of other Persons that were granted or issued with respect to services rendered to Envoy, and there are no outstanding securities of Envoy convertible into or exchangeable for shares of Envoy Common Stock or any other capital stock ("Envoy Equity Rights"). All of such Envoy Equity Rights were issued or granted in Material compliance with all applicable Securities Laws and state securities Laws pursuant to a valid exemption from registration under the 1933 Act and all applicable state securities Laws.

                  (d) There are no voting agreements or voting trusts between or among any Person or Persons relating to Envoy or the Envoy Common Stock. Envoy is not obligated to issue or repurchase any shares of Envoy Common Stock for any purpose and no Person has entered into any Contract (whether preemptive or contractual) for the purchase (whether from Envoy or Quintiles), subscription or issuance of any unissued shares or other securities of Envoy, whether now or in the future.

                  (e) Neither Envoy nor Healtheon/WebMD nor any of their Affiliates will have any obligations under any Investors' Rights Agreement (as defined in Section 9.2(i)) after the Effective Time and any such agreements will have no further force and effect after the Effective Time.

         5.4 Envoy Subsidiaries. Section 5.4 of the Envoy Disclosure Letter sets forth a list of all Subsidiaries of Envoy. Each Subsidiary of the Envoy is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Subsidiary of Envoy has the corporate power and authority to carry on its business as it is now being conducted. Each Subsidiary of Envoy is duly qualified as a foreign corporation authorized to do business, and is in good standing, in each jurisdiction where the

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

character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Envoy. All of the outstanding shares of capital stock or other equity interests in each of Envoy's Subsidiaries have been validly issued, are fully paid and nonassessable, and are owned by Envoy or another Subsidiary of Envoy free and clear of all Liens, and none are subject to preemptive rights. Neither Envoy nor any of its Subsidiaries has any equity or similar interest in any other Person (other than Envoy's investments in its Subsidiaries). Unless otherwise indicated, references to "Envoy" throughout this Agreement shall mean Envoy and its Subsidiaries taken as a whole.

         5.5 SEC Filings; Financial Statements.

                  (a) Envoy has filed various reports, schedules, forms, statements and other documents (which are publicly available) with the SEC pursuant to applicable Securities Laws from January 1, 1997 to the date of this Agreement (the "Envoy SEC Documents"), and the Envoy SEC Documents constitute all of the documents required to have been filed by Envoy pursuant to such Laws for such period. As of their respective dates, or if amended, as of the date of the last such amendment, the Envoy SEC Documents complied in all Material respects, with the requirements of the 1933 Act or the 1934 Act, as the case may be, and none of the Envoy SEC Documents contained when filed any untrue statement of a Material fact or omitted, or will omit, to state any Material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. Except to the extent information contained in any Envoy SEC Document has been revised or superseded by a later filed Envoy SEC Document, none of the Envoy SEC Documents (including any and all financial statements included therein) contains any untrue statement of a Material fact or omits to state a Material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Envoy included in the Envoy SEC Documents when filed fairly presented, and Envoy's unaudited consolidated financial statements as of and for the twelve (12) month period ended December 31, 1999 (the "Envoy Balance Sheet Date") which are included in
Section 5.5 of the Envoy Disclosure Letter (the "Envoy Financial Statements") fairly present, the consolidated financial position of Envoy and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended and have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Since the Envoy Balance Sheet Date, neither Envoy nor Quintiles has made any change in the accounting practices or policies applied in the preparation of its financial statements, except as have been required by GAAP.

                  (b) Quintiles has filed various reports, schedules, forms, statements and other documents (which are publicly available) with the SEC pursuant to applicable Securities Laws from January 1, 1999 to the date of this Agreement relating to Envoy and its Subsidiaries (solely to the extent related to Envoy and its Subsidiaries, the "Quintiles SEC Documents"), and the Quintiles SEC Documents constitute all of the documents required to have been filed by Quintiles with respect to Envoy and its Subsidiaries pursuant to such Laws for such period. As of their respective dates, or if amended, as of the date of the last such amendment, the Quintiles SEC Documents complied, and all documents required to be filed by Quintiles with respect to Envoy and its Subsidiaries with the SEC after the date hereof and prior to the Effective Time (the "Subsequent Quintiles SEC Documents") will comply, in all Material respects, with the requirements of the 1933 Act or the 1934 Act, as the case may be, and none of the Quintiles SEC Documents contained when filed, and the Subsequent Quintiles SEC Documents will not contain when filed, any untrue statement of a Material fact with respect to Envoy and its Subsidiaries or omitted, or will omit, to state any Material fact with respect to Envoy and its Subsidiaries required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. Except to the extent information contained in any Quintiles SEC Document has been revised or superseded by a later filed Quintiles SEC Document, none of the Quintiles SEC Documents (including any and all financial statements included therein) contains any untrue statement of a Material fact with respect to Envoy and its Subsidiaries or omits to state a Material fact with respect to Envoy and its Subsidiaries required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         5.6 Absence of Undisclosed Liabilities. Except for Liabilities which are accrued or reserved against on the balance sheet (or reflected in the notes thereto) included in the Envoy Financial Statements, neither Envoy nor any of its Subsidiaries has any Material (individually or in the aggregate) Liabilities, other than Liabilities incurred in the ordinary course of the business since the Envoy Balance Sheet Date or Liabilities arising under this Agreement.

         5.7 Absence of Changes. Except as set forth in the Quintiles SEC Documents or in Section 5.7 of the Envoy Disclosure Letter, since the Envoy Balance Sheet Date, Envoy and its Subsidiaries have conducted their respective businesses and operations in the ordinary and usual course consistent with past practice, except for such business and operations as have not resulted and could not reasonably be expected to result in a Material Adverse Effect on Envoy, and there has not occurred (i) any event, condition or occurrence having or that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Envoy; (ii) any damage, destruction or loss (whether or not covered by insurance) having or which reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect on Envoy;
(iii) any declaration, setting aside or payment of any dividend or distribution of any kind by Envoy on any class of its capital stock or any repurchase for value by Envoy of any of its capital stock; (iv) any split, combination or reclassification of any Envoy Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Envoy Common Stock; (v) any Material increase in the compensation payable or to become payable by the Envoy or any Subsidiary to any of its directors, officers or key employees or the creation of or any Material increase in any bonus, insurance, pension, severance or other employee benefit plan, payment or arrangement made to, for or with any such director, officer or key employee, other than in the ordinary course of business consistent with past practice; (vi) any labor dispute, other than routine matters none of which has had, or reasonably could be expected to have, a Material Adverse Effect on Envoy; (vii) any entry by Envoy or any of its Subsidiaries into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) Material (individually or in the aggregate) to Envoy or its Subsidiaries other than in the ordinary course of business; (viii) any Material elections with respect to Taxes by Quintiles with respect to Envoy or its Assets or by Envoy or any of its Subsidiaries or settlement or compromise by Quintiles, Envoy or any of its Subsidiaries of any Material Tax liability or refund affecting or with respect to Envoy; (ix) any change by Quintiles, Envoy or its Subsidiaries in accounting methods, principles or practices utilized by or affecting Envoy except as required by concurrent changes in GAAP; (x) any Contract to take any action described in this Section 5.7; or (xi) any event during the period from the Envoy Balance Sheet Date through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 7.1 hereof.

         5.8 Tax Matters. (i) Envoy has filed all federal, and all Material state, local, foreign and provincial tax returns, declarations, statements, reports, schedules, bonus and information returns and any amendments to any of the preceding ("Tax Returns") required to have been filed on or prior to the date hereof, or appropriate extensions therefor have been properly obtained, and such Tax Returns are in all Material respects true, correct and complete; (ii) all Taxes shown to be due on such Tax Returns either (x) have been timely paid or (y) extensions for payment have been properly obtained or such Taxes are being timely and properly contested and, in either case, adequate reserves pursuant to GAAP have been established on Envoy's consolidated financial statements with respect thereto; (iii) Envoy and each of its Subsidiaries have complied in all Material respects with all rules and regulations relating to the withholding of Taxes; (iv) neither Envoy nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes or Tax Returns; (v) all Tax Returns of Envoy and its Subsidiaries covering periods through Envoy's fiscal year ended December 31, 1994 relating to federal income Taxes have been examined by the Internal Revenue Service ("IRS"), and Section 5.8 of the Envoy Disclosure Letter sets forth all pending audits, examinations or claims by any taxing authority of any Tax Returns; (vi) except as have been advanced in pending audits or examinations listed in Section 5.8 of the Envoy Disclosure Letter, no claims that have been communicated in writing to Envoy by a taxing authority in connection with the examination of any federal or Material state Tax Returns of Envoy and its Subsidiaries are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested and proper accruals pursuant to GAAP have been established on Envoy's consolidated financial statements with respect thereto; (viii) except for the potential liability for Taxes of the affiliated groups listed in Section 5.8 of the Envoy Disclosure Letter, neither Envoy nor any of its Subsidiaries has any liability for Taxes of any Person other than Envoy and its Subsidiaries (a) under Treasury Regulations Section 1.1502-6 (or any similar provision of applicable Law), (b) as a transferee or successor, or (c) by virtue of any express or implied agreement or otherwise; (ix) neither Envoy nor any of its Subsidiaries has been a member of any affiliated group within the meaning of
Section 1504(a) of the Internal Revenue Code other than (a) the affiliated group of which Envoy is the common parent corporation and (b) the affiliated group of which Quintiles is the common parent corporation; (x) none of the property owned or used by Envoy or its Subsidiaries is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended by the Economic Recovery Act of 1981; (xi) none of the property owned by Envoy or its Subsidiaries is "tax exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code; (xii) none of Envoy or its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under any circumstances could obligate any of Envoy or its Subsidiaries to make any payments that will not be deductible under either Section 162(m) or Section 280G of the Internal Revenue Code (or cause Envoy or any of its Subsidiaries to incur a payment to reimburse a person for a tax imposed under Internal Revenue Code
Section 4999); (xiii) except for the Tax Sharing Agreement between Envoy and Quintiles, a copy of which is attached to Section 5.8 of the Envoy Disclosure Letter, none of Envoy or its Subsidiaries is a party to any Tax allocation agreement, any Tax sharing agreement, or any Tax indemnity agreement; and (xiv) Envoy has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

         5.9 Intellectual Property.

                  (a) Envoy or one of its Subsidiaries owns or has the right to use all Intellectual Property Material to the operation of the business of Envoy and its Subsidiaries as currently conducted or to products or services currently under development by Envoy or any of its Subsidiaries (collectively, "Material Intellectual Property"), and has the right to use, license, sublicense or assign the same without Material liability to, or any requirement of consent from, any other person or party. All Material Intellectual Property is either owned by Envoy or its Subsidiaries free and clear of all Liens or is used pursuant to a license agreement; each such license agreement is valid and enforceable and in full force and effect; neither Envoy nor any of its Subsidiaries is in Material Default thereunder; and to the Knowledge of Envoy and Quintiles, no corresponding licensor is in Material Default thereunder. None of the Material Intellectual Property infringes or otherwise conflicts with any Intellectual Property or other right of any Person; there is no pending or, to the Knowledge of Envoy and Quintiles, threatened (in writing) litigation, adversarial proceeding, administrative action or other challenge or claim relating to any Material Intellectual Property; there is no outstanding Order relating to any Material Intellectual Property; to the Knowledge of Envoy and Quintiles, there is currently no infringement by any Person of any Material Intellectual Property; and the Material Intellectual Property owned, used or possessed by Envoy or its Subsidiaries is sufficient and adequate to conduct the business of Envoy and its Subsidiaries to the full extent as such business is currently conducted.

                  (b) Envoy and each of its Subsidiaries has taken reasonable steps to protect, maintain and safeguard its respective Material Intellectual Property, including any Material Intellectual Property for which improper or unauthorized disclosure would impair its value or validity Materially, and has executed and required appropriate nondisclosure agreements and made appropriate filings and registrations in connection with the foregoing.

                  (c) Envoy or one of its Subsidiaries is the sole and exclusive owner of all Owned Software (as defined in Section 5.9(f) below) that is required to conduct the businesses of Envoy and its Subsidiaries to the extent such businesses are currently conducted, including, without limitation, the products and services currently under development by Envoy or any of its Subsidiaries. A true and complete list of all Material Owned Software of Envoy or any of its Subsidiaries has heretofore been made available to Healtheon/WebMD. All of the Owned Software of Envoy and any of its Subsidiaries is Year 2000 Compliant (as defined in Section

5.9(f) below). A true and complete list of all Material Third Party Software (as defined in Section 5.9(f) below) used by Envoy or any of its Subsidiaries has heretofore been made available to Healtheon/WebMD. To Envoy's Knowledge, all Material Third Party Software currently used by Envoy or any of its Subsidiaries is Year 2000 Compliant.

                  (d) Envoy or one of its Subsidiaries is the sole and exclusive owner of all Owned Databases (as defined in Section 5.9(f) below) that are required to conduct the businesses of Envoy and its Subsidiaries to the extent such businesses are currently conducted, including, without limitation, the products and services currently under development by Envoy or any of its Subsidiaries. A true and complete list of all Material Owned Databases of Envoy or any of its Subsidiaries has heretofore been made available to Healtheon/WebMD. All of the Owned Databases of Envoy or any of its Subsidiaries are Year 2000 Compliant. A true and complete list of all Material Third Party Databases (as defined in Section 5.9(f) below) used by Envoy or any of its Subsidiaries has heretofore been made available to Healtheon/WebMD. To Envoy's Knowledge, all Material Third Party Databases currently used by Envoy or any of its Subsidiaries are Year 2000 Compliant.

                  (e) No Material confidential or trade secret information of Envoy or any of its Subsidiaries has been provided to any Person except subject to written confidentiality agreements, except for any such disclosure which has not resulted and could not reasonably be expected to result in a Material Adverse Effect on Envoy.

                  (f) As used in this Section 5.9:

                      (i) "Databases" means and includes all compilations of data and all related documentation and written narratives of all procedures used in connection with the collection, processing and distribution of data contained therein, together with information that describes the attributes of certain data and such data's relationship to other data, including, without limitation, (A) whether the data must be numerical, alphabetic, or alphanumeric,
(B) range or type limitations of the data, (C) one-to-one, one-to-many, or many-to-many relationships with other data, (D) file layouts, and (E) data formats.

                      (ii) "Owned Databases" means all Databases other than Third Party Databases.

                      (iii) "Owned Software" means all Software other than Third Party Software.

                      (iv) "Software" means and includes all computer programs, whether in source code, object code or other form (including without limitation any embedded in or otherwise constituting part of a computer hardware device), algorithms, edit controls, methodologies, applications, flow charts and any and all systems documentation (including, but not limited to, data entry and data processing procedures, report generation and quality control procedures), logic and designs for all programs, and file layouts and written narratives of all procedures used in the coding or maintenance of the foregoing.

                      (v) "Third Party Databases" means Databases licensed or leased to Envoy or any of its Subsidiaries by third parties.

                      (vi) "Third Party Software" means Software licensed or leased to Envoy or its Subsidiaries by third parties, including commonly available "shrink wrap" software copyrighted by third parties.

                      (vii) "Year 2000 Compliant" means, when used with respect to any Software or Database, that such Software or Database will accept, receive, input, calculate, compare, sort, store, extract, sequence, and otherwise process data inputs and date values, and return and display date values, in a correct and accurate manner, without interruption or abnormal end of process, regardless of the dates used, whether before, on, or after January 1, 2000, for any date value or values in the twentieth or twenty-first centuries.

         5.10 Insurance. A complete and accurate list of all insurance policies held by Envoy and now in force (including, without limitation, property damage, public liability, communications liability, workers' compensation, fidelity bonds, errors and omissions, theft, forgery and other coverage) is set forth in
Section 5.10 of the Envoy Disclosure Letter, and true and correct copies of all insurance policies have been made available to Healtheon/WebMD. There is no Material claim by Envoy or any of its Subsidiaries pending under any insurance policies of Envoy or any of its Subsidiaries as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

         5.11 Compliance with Laws. (i) Each of Envoy and its Subsidiaries holds, and is in compliance with the terms of, all Permits necessary for the conduct or operation of their businesses as currently conducted (the "Envoy Permits"), except for failures to hold or to comply with the Envoy Permits which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Envoy; (ii) with respect to the Envoy Permits, no action or proceeding is pending or, to the Knowledge of Envoy, threatened in writing, and no fact exists or event has occurred that is expected, individually or in the aggregate, to have a Material Adverse Effect on Envoy; (iii) the business of Envoy and its Subsidiaries has been and is being conducted in compliance with all applicable Laws, including without limitation all Laws concerning privacy and/or data protection, except for violations or failures to so comply that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Envoy; (iv) no investigation or review by any Regulatory Authority with respect to Envoy or its Subsidiaries is pending or, to the Knowledge of Envoy, threatened in writing, other than, in each case, those which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Envoy; and (v) neither Envoy nor any of its Subsidiaries has received any written communication in the past two years from a Regulatory Authority that alleges that Envoy or any of its Subsidiaries is not in compliance in any Material respect with any applicable Law.

         5.12 Orders and Litigation. Except as set forth in the Quintiles SEC Documents, there are no outstanding Orders against Envoy or any of its Subsidiaries, any of their Assets or business, or, to the Knowledge of Envoy and Quintiles, any of Envoy's or its Subsidiaries' current or former directors or officers (during the period served as such) or any other person whom Envoy or any of its Subsidiaries has agreed to indemnify, as such. Except as set forth in the Quintiles SEC Documents, there is no Material Litigation pending or, to the Knowledge of Envoy and Quintiles, threatened in writing against Envoy or any of its Subsidiaries, any of their Assets or business, or, to the Knowledge Envoy and Quintiles, any of the Envoy's or its Subsidiaries' current or former directors or officers or any other person whom Envoy or any of its Subsidiaries has agreed to indemnify; nor is there any reasonable basis for any such Litigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Envoy.

         5.13 Environmental Matters.

                  (a) No Person (including any Regulatory Authority) has asserted against Envoy or any of its Subsidiaries any written requests, claims or demands for damages, costs, expenses or causes of action arising out of Hazardous Materials in connection with or related to any past or present facilities, or Assets owned, leased or operated by Envoy or any of its Subsidiaries currently or in the past (collectively, the "Envoy Facilities"), or
(ii) any actual or alleged injury to human health or the environment by reason of the current condition or operation of the Envoy Facilities, or past conditions and operations or activities on the Envoy Facilities.

                  (b) Neither Envoy nor any Subsidiary is subject to any pending, or to the Knowledge of Envoy, threatened (in writing) Litigation relating to or arising from the generation, emission, disposal, discharge, release or threatened release, treatment, or storage of any Hazardous Material associated with the Envoy Facilities or Envoy's or any of its Subsidiaries' operations.

                  (c) Envoy and its Subsidiaries hold, and are in Material compliance with, all Permits required under applicable Law to operate all Envoy Facilities, except when the failure to hold such Permits would not result in a Material Adverse Effect on Envoy.

                  (d) There is no environmental condition, situation or incident on, at or concerning any Envoy Facility or Envoy's or any of its Subsidiaries' operations that has resulted in or could reasonably be expected to result in a Material Adverse Effect on Envoy.

         5.14 Contracts and Commitments. Except for agreements listed as exhibits to any Envoy SEC Document deposited for filing and filed with the SEC in 1998 and on Section 5.14 of the Envoy Disclosure Letter, none of Envoy or any of its Subsidiaries is a party to any: (a) employment agreement; (b) collective bargaining agreement; (c) Contract relating to the borrowing of money in excess of $5,000,000 by Envoy or any Subsidiary or the guaranty of any obligation for the borrowing of money by Envoy or any Subsidiary; (d) Contract which purports to limit in any Material respect the manner in which, or the localities in which, Envoy or any of its Subsidiaries is entitled to conduct all or any Material portion of the business of Envoy or any of its Subsidiaries; (e) Contract with Quintiles or any Affiliate of Quintiles (other than Envoy or any of its Subsidiaries); (f) Contract that requires the Consent of, or terminates or becomes terminable by, any Person other than Envoy or any of its Subsidiaries as a result of the transactions contemplated by this Agreement; or (g) Contract of any sort, other than in the ordinary course of business, which (i) is not terminable by Envoy or a Subsidiary, as applicable, on ninety (90) or fewer days' notice at any time without penalty and contemplates the receipt, payment or rendering by or to Envoy or a subsidiary of more than $1,000,000 in cash or fair market value of Assets or securities, (ii) contemplates any joint venture, partnership or similar arrangement extending beyond six (6) months or involving equity or investments of more than $500,000, or (iii) is otherwise Material to Envoy and its Subsidiaries taken as a whole. There is not, under any of the aforesaid obligations, any Default by Envoy or any of its Subsidiaries except for Defaults or other events which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Envoy.

         5.15 Powers of Attorney. Neither Envoy nor any of its Subsidiaries has given or granted any power of attorney, whether limited or general, to any Person that is continuing in effect other than to employees or officers of Envoy.

         5.16 Benefit Plans.

                  (a) Section 5.16 of the Envoy Disclosure Letter sets forth the name of each Envoy Plan (as defined below) and of each bonus, deferred compensation (together with a list of participants therein), incentive compensation, profit sharing, salary continuation (together with a list of participants therein), employee benefit, fringe benefit, stock purchase, stock option, employment, severance, termination, golden parachute, consulting or supplemental retirement plan or agreement relating to Envoy and its Subsidiaries or to their employees or independent contractors (collectively, the "Benefit Plans"), true copies of which have heretofore been made available to Healtheon/WebMD. Envoy has also delivered to Healtheon/WebMD true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the two most recent annual reports on Form 5500 (including all schedules and attachments thereto) filed with the IRS with respect to each Benefit Plan (if any such report was required by applicable
Law), (3) the most recent summary plan description (or similar document) for each Benefit Plan for which such a summary plan description is required by applicable Law or was otherwise provided to plan participants or beneficiaries and (4) each trust agreement and insurance or annuity contract or other funding or financing arrangement relating to any Benefit Plan. Each Envoy Plan and Benefit Plan has been administered in all Material respects in accordance with its terms and complies in all Material respects with ERISA, the Internal Revenue Code and all other applicable Laws. All contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the terms of the Benefit Plans, any applicable collective bargaining agreement and, when applicable, Section 302 of ERISA or Section 412 of the Internal Revenue Code, have been timely made. All such contributions to, and payments from, the Benefit Plans, except those payments to be made from a trust qualified under
Section 401(a) of the Internal Revenue Code, for any period ending before the Effective Time that are not yet, but will be, required to be made, will be properly accrued and reflected in the balance sheet included in the Envoy Financial Statements. No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Envoy Plan for which the 30-day notice requirement has not been waived (other than with respect to the transactions contemplated by this Agreement); neither Envoy nor any of its ERISA Affiliates has withdrawn from any Envoy Plan under Section 4063 of ERISA or Envoy Multiemployer Plan (as defined below) under Section 4203 or 4205 of ERISA or has taken, or is currently considering taking, any action to do so; and no action has been taken, or is currently being considered, to terminate any Envoy Plan subject to Title IV of ERISA. No Envoy Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. As of the most recent valuation date for each Envoy Plan that is a "defined benefit plan" (as defined in Section 3(35) of ERISA (hereinafter a "Defined Benefit Plan")), there was not any amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such Defined Benefit Plan, and Envoy is not aware of any facts or circumstances that would Materially change the funded status of any such Defined Benefit Plan. Envoy has furnished to Healtheon/WebMD the most recent actuarial report or valuation with respect to each Defined Benefit Plan. The information supplied to the plan actuary by Envoy and any ERISA Affiliate (as defined below) for use in preparing those reports or valuations was complete and accurate in all Material respects and Envoy has no reason to believe that the conclusions expressed in those reports or valuations are incorrect. Neither Envoy nor any ERISA Affiliate has (a) engaged in a transaction described in
Section 4069 of ERISA that could subject Envoy to liability at any time after the date hereof or (b) acted in a manner that could, or failed to act so as to, result in Material fines, penalties, taxes or related charges under (x) Section 502(c)(i)(1) of ERISA, (y) Section 4071 of ERISA or (z) Chapter 43 of the Internal Revenue Code. There are no Material (individually or in the aggregate) actions, suits or claims pending or, to the Knowledge of Envoy, threatened in writing (other than routine claims for benefits) with respect to any Envoy Plan or Benefit Plan. Neither Envoy nor any of its ERISA Affiliates has incurred or could reasonably be expected to incur any Material liability under or pursuant to Title IV of ERISA that has not been satisfied in full. To the Knowledge of Envoy, no Material non-exempt prohibited transactions described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code have occurred. All Envoy Plans that are intended to be qualified under Section 401(a) of the Internal Revenue Code have received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, which could be expected to cause the loss of any such qualification, and Envoy is not aware of any reason why any Envoy Plan and Benefit Plan is not so qualified in operation. Envoy has delivered to Healtheon/WebMD (i) a copy of the most recent determination letter received with respect to each Envoy Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter and (ii) a list of all Envoy Plan amendments as to which a favorable determination letter has not yet been received. None of Envoy, any of its ERISA Affiliates or, to the Knowledge of Envoy, any trustee, administrator or other fiduciary of any Benefit Plan or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject Envoy, any such ERISA Affiliate or any trustee, administrator or other fiduciary to any Material liability for breach of fiduciary duty under ERISA or any other applicable law. Neither Envoy nor any of its ERISA Affiliates knows or has been notified by any Envoy Multiemployer Plan that such Envoy Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of
Section 4241 or 4245 of ERISA or that such Envoy Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. As used herein:
(i) "Envoy Plan" means a "pension plan" (as defined in Section 3(2) of ERISA, other than a Envoy Multiemployer Plan) or a "welfare plan" (as defined in
Section 3(l) of ERISA) established or maintained by Envoy or any Person that, together with Envoy, is treated as a single employer under Section 414(b), (c),
(m) or (o) of the Internal Revenue Code (each, an "ERISA Affiliate") or to which Envoy or any of its ERISA Affiliates has contributed in the last six years or otherwise may have any liability; and (ii) "Envoy Multiemployer Plan" means a "multiemployer plan" (as defined in Section

4001(a)(3) of ERISA) to which Envoy or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

                  (b) Except as contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event that is reasonably likely to occur,
(A) entitle any current or former director, officer or employee of Envoy or any of its ERISA Affiliates to severance pay, golden parachute payments, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such director, officer or employee.

                  (c) The list of welfare plans in Section 5.16 of the Envoy Disclosure Letter discloses whether each welfare plan is (i) unfunded,
(ii) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Internal Revenue Code, or other funding mechanism or (iii) insured. Each such welfare plan may be amended or terminated without Material liability to Envoy at any time after the Effective Time. Envoy and its ERISA Affiliates comply in all Material respects with the applicable requirements of
Section 4980B(f) of the Internal Revenue Code with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Internal Revenue Code.

         5.17 Remuneration. Section 5.17 of the Envoy Disclosure Letter sets forth a complete and accurate schedule of the direct compensation (including wages, salaries and actual or anticipated bonuses), plus a description of other annual benefits not made available to the other employees generally, to be paid in the current fiscal year to (i) all of the officers and directors of Envoy; and (ii) all of the employees of Envoy who received or will be receiving in excess of $100,000 (excluding commission and bonus compensation) during such year. No unpaid salary, other than for the immediately preceding pay period and other than pursuant to the existing deferred compensation plans of Envoy is now payable to any of such officers, directors or employees.

         5.18 Governmental Approvals; Required Consents. No filing or registration with, or Consent of, any Governmental Entity or any other third party is required by or with respect to Envoy or any of its Subsidiaries in connection with the execution and delivery of this Agreement or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (i) the filing of the application with the North Carolina Secretary of State pursuant to N.C. Gen. Stat. Section 78A-30 requesting a hearing upon the terms and conditions of the Merger, (iii) the filing of a notification under the HSR Act, (iv) the filing of Articles of Merger with the Secretary of State of the State of Tennessee, (v) the filing of Certificate of Merger with the Secretary of State of the State of Delaware, (vi) the Consents, filings and notifications listed in Section 5.18 of the Envoy Disclosure Letter and (vii) such other Consents, registrations and filings the failure of which to obtain or make could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Envoy.

         5.19 Accounts Receivable. All accounts receivable of Envoy and its Subsidiaries, whether or not reflected in the Envoy Financial Statements represent in all Material respects sales made in the ordinary course of business, and the reserves shown on the Envoy Financial

Statements have been established in accordance with GAAP, consistently applied, and are considered by management of Envoy and Quintiles to be adequate.

         5.20 Tax Treatment. Neither Envoy nor, to the Knowledge of Envoy or Quintiles, any Affiliate of Envoy or Quintiles has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

         5.21 Affiliate Transactions Except as set forth in Sections 5.8 and
5.14 of the Envoy Disclosure Letter, there are no Material Contracts or other Material transactions between Envoy or any of its Subsidiaries, on the one hand, and any (i) officer or director of Envoy or of any of its Subsidiaries, (ii) Quintiles and any of its other Subsidiaries, including QFinance or (iii) Affiliate of any such officer, director or Quintiles and any of its other Subsidiaries, on the other hand.

         5.22 Envoy Disclosure Letter. Matters disclosed on each Section of the Envoy Disclosure Letter shall be deemed disclosed only for purposes of the matters to be disclosed in such Section, except in the case of specific cross-references to other Sections of the Envoy Disclosure Letter which will be deemed to be disclosures relating to such specific cross-referenced Sections.

         5.23 Customers; Payors. Section 5.23 of the Envoy Disclosure Letter lists (i) Envoy's top 20 customers by pharmacy billings and (ii) Envoy's top 20 payors (collectively, the "Customers"), by the revenues received by Envoy from each such Customer during 1999 and the percentage of Envoy's revenues during 1999 for which each such Customer is responsible. Neither Envoy nor Quintiles has Knowledge of any oral or written notice or other indication from any of the Customers or Payors stating that such Customer or Payor intends to terminate its business relationship with Envoy or Materially reduce the volume of business it does with Envoy.


                                    ARTICLE 6
        REPRESENTATIONS AND WARRANTIES OF HEALTHEON/WEBMD AND MERGER CORP

         Subject to the exceptions set forth in the disclosure letter referencing specific representations delivered to Envoy on or prior to the date of this Agreement (the "Healtheon/WebMD Disclosure Letter"), as of the date hereof and as of the Closing Date, Healtheon/WebMD and Merger Corp, jointly and severally, represent and warrant to Envoy and Quintiles as follows:

         6.1 Organization, Standing, and Power. (a) Healtheon/WebMD is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the power and authority to carry on its business as it has been and is now being conducted. Healtheon/WebMD and each of its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed would not have, individually or in the aggregate, a Material Adverse Effect on Healtheon/WebMD. Copies of the Certificate of Incorporation and all amendments thereto of Healtheon/WebMD and the bylaws, as amended, of Healtheon/WebMD and copies of all resolutions adopted and action taken by the stockholders or Board of Directors and all committees thereof of Healtheon/WebMD, which have been made available to Envoy and Quintiles for review, are true and complete in all Material respects and accurately reflect all proceedings of the stockholders and Board of Directors (and all committees thereof) of Healtheon/WebMD.

                  (b) Merger Corp is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware as a wholly owned Subsidiary of Healtheon/WebMD.

         6.2 Authorization of Agreement; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of Healtheon/WebMD. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by Healtheon/WebMD pursuant to this Agreement will constitute, legal, valid and binding obligations of Healtheon/WebMD enforceable against it in accordance with their respective terms, except to the extent such enforceability is subject to
(i) Laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief or other equitable remedies. Merger Corp has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Merger Corp. This Agreement represents a legal, valid, and binding obligation of Merger Corp, enforceable against Merger Corp in accordance with its terms. Except in such case, individually or in the aggregate, that will not result in a Material Adverse Effect on Healtheon/WebMD, the execution, delivery and performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by Healtheon/WebMD pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not, subject to obtaining the Consents identified or contemplated herein (including without limitation all filings or Consents under the HSR Act, N.C. Gen. Stat. Section 78A-30, the Securities Law and state securities Laws and the rules and regulations of the NASD), (i) violate or result in a breach of or Default under the certificate of incorporation or bylaws of Healtheon/WebMD or any of its Subsidiaries or any other Material Contract to which Healtheon/WebMD or any of its Subsidiaries is a party or is bound; (ii) to the Knowledge of Healtheon/WebMD and its Subsidiaries, violate any Law, Order, administrative decision or award of any court, arbitrator, mediator, tribunal or Regulatory Authority applicable to or binding upon Healtheon/WebMD or its Subsidiaries or upon their respective securities, Assets or business; or (iii) create a Material Lien upon the securities, Assets or business of Healtheon/WebMD or any of its Subsidiaries.

         6.3 Capital Stock.

                  (a) As of November 11, 1999, the authorized capital stock of Healtheon/WebMD consists of: (i) 600,000,000 shares of Healtheon/WebMD Common Stock, of which 146,204,261 shares (plus any shares issued upon exercise of Healtheon/WebMD Options and Warrants (as defined in Section 6.3(b) since November 11, 1999) are issued and outstanding and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, none of which shares are issued and outstanding. All of the outstanding shares of Healtheon/WebMD Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and were issued in Material compliance with the 1933 Act and applicable state securities Laws.

                  (b) The authorized capital stock of Merger Corp consists of 1,000 shares of Merger Corp Common Stock, of which 100 shares are validly issued and outstanding, fully paid and nonassessable and is owned by Healtheon/WebMD free and clear of any Lien.

                  (c) As of November 11, 1999, an aggregate of 63,595,222 shares of Healtheon/WebMD Common Stock (less any shares of Common Stock subject to Healtheon/WebMD Options and Warrants that have been exercised since November 11, 1999) are subject to issuance pursuant to outstanding options to purchase Healtheon/WebMD Common Stock under Healtheon/WebMD's stock option plans and outstanding warrants to purchase Healtheon/WebMD Common Stock. (Stock options granted by Healtheon/WebMD pursuant to its stock option plans and warrants are referred to in this Agreement as "Healtheon/WebMD Options and Warrants".) All Healtheon/WebMD Options and Warrants were issued or granted in Material compliance with the 1933 Act and applicable state securities Laws pursuant to a valid exemption from registration under the 1933 Act and all applicable state securities Laws.

                  (d) Except as set forth above, in the Healtheon/WebMD SEC Documents and in Section 6.3(d) of the Healtheon/WebMD Disclosure Letter, as of the date of this Agreement, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Healtheon/WebMD or any of its Subsidiaries is a party or by which it is bound obligating Healtheon/WebMD or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Healtheon/WebMD or any of its Subsidiaries or obligating Healtheon/WebMD or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

         6.4 Healtheon/WebMD SEC Filings; Financial Statements. Healtheon/WebMD has filed various reports, schedules, forms, statements and other documents (which are publicly available) with the SEC pursuant to applicable Securities Laws from January 1, 1999 to the date of this Agreement (the "Healtheon/WebMD SEC Documents"), and the Healtheon/WebMD SEC Documents constitute all of the documents required to have been filed by Healtheon/WebMD pursuant to such Laws for such period. As of their respective dates, or if amended, as of the date of the last such amendment, the Healtheon/WebMD SEC Documents complied, and all documents required to be filed by Healtheon/WebMD with the SEC after the date hereof and prior to the Effective Time (the "Subsequent Healtheon/WebMD SEC Documents") will comply, in all Material respects, with the requirements of the 1933 Act or the 1934 Act, as the case may be, and none of the Healtheon/WebMD SEC Documents contained when filed, and the Subsequent Healtheon/WebMD SEC Documents will not contain when filed, any untrue statement of a Material fact or omitted, or will omit, to state any Material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. Except to the extent information contained in any Healtheon/WebMD SEC Document has been revised or superseded by a later filed Healtheon/WebMD SEC Document, none of the Healtheon/WebMD SEC Documents (including any and all financial statements included therein) contains any untrue statement of a Material fact or omits to state a Material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Healtheon/WebMD included in the Healtheon/WebMD SEC Documents when filed fairly presented, and those included in the Subsequent Healtheon/WebMD SEC Documents when filed will fairly present, the consolidated financial position of Healtheon/WebMD and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein) and have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

         6.5 Absence of Undisclosed Liabilities. Except as disclosed on the Healtheon/WebMD SEC Documents or in Section 6.5 of the Healtheon/WebMD Disclosure Letter, Healtheon/WebMD does not have any Material (individually or in the aggregate) Liabilities, other than Liabilities incurred in the ordinary course of business since September 30, 1999 or Liabilities arising under this Agreement.

         6.6 Absence of Certain Changes or Events. Except as disclosed in
Section 6.6 of the Healtheon/WebMD Disclosure Letter, since September 30, 1999, there has not occurred (i) any events, changes or occurrences (other than events or condition affecting the economy generally) which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Healtheon/WebMD, (ii) any declaration, setting aside or payment of any dividend or distribution of any kind by Healtheon/WebMD or Merger Corp on any class of its capital stock or (iii) any change in Healtheon/WebMD's accounting methods, principles or practices utilized by or affecting Healtheon/WebMD except as required by concurrent changes in GAAP.

         6.7 Compliance with Laws. The business of Healtheon/WebMD and Merger Corp has been and is being conducted in compliance with all applicable Laws, except for violations or failures to so comply that could not reasonably be expected, individually or in the aggregate, to have Material Adverse Effect on Healtheon/WebMD; and no investigation or review by any Governmental Entity with respect to Healtheon/WebMD or Merger Corp is pending or, to the

Knowledge of Healtheon/WebMD, threatened in writing, other than, in each case, those which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Healtheon/WebMD.

         6.8 Governmental Approvals; Required Consents. No filing or registration with, or Consent of, any Governmental Entity or any other third party is required by or with respect to Healtheon/WebMD or Merger Corp in connection with the execution and delivery of this Agreement or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (i) the filing of the application with the North Carolina Secretary of State pursuant to N.C. Gen. Stat. Section 78A-30 requesting a hearing upon the terms and conditions of the Merger, (iii) the filing of a notification under the HSR Act, (iv) the filing of Articles of Merger with the Secretary of State of the State of Tennessee, (v) the filing of Certificate of Merger with the Secretary of State of the State of Delaware, (vi) the Consents, filings and notifications listed in Section 6.8 of the Healtheon/WebMD Disclosure Letter, and (vi) such other Consents, registrations and filings the failure of which to obtain or make could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Healtheon/WebMD.

         6.9 Healtheon/WebMD Common Stock. The Stock Consideration to be issued in accordance with the terms and provisions of this Agreement will, when so issued, be duly authorized, validly issued, fully paid and non-assessable.

         6.10 Interim Operations of Merger Corp. Merger Corp was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         6.11 Tax Treatment. Neither Healtheon/WebMD nor, to the Knowledge of Healtheon/WebMD, any Affiliate of Healtheon/WebMD has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

         6.12 Orders and Litigation. Except as set forth in the Healtheon/WebMD SEC Documents, there are no outstanding Orders against Healtheon/WebMD or any of its Subsidiaries, any of their Assets or business, or, to the Knowledge of Healtheon/WebMD, any of Healtheon/WebMD's or its Subsidiaries' current or former directors or officers (during the period served as such) or any other person whom Healtheon/WebMD or any of its Subsidiaries has agreed to indemnify, as such. Except as set forth in the Healtheon/WebMD SEC Documents, there is no Material Litigation pending or, to the Knowledge of Healtheon/WebMD, threatened in writing against Healtheon/WebMD or any of its Subsidiaries, any of their Assets or business, or, to the Knowledge Healtheon/WebMD, any of the Healtheon/WebMD's or its Subsidiaries' current or former directors or officers or any other person whom Healtheon/WebMD or any of its Subsidiaries has agreed to indemnify, as such; nor is there any reasonable basis for any such Litigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Healtheon/WebMD.

                                    ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 Conduct of Envoy Business. Except as set forth in Section 7.1 of the Envoy Disclosure Letter, prior to the Closing Date, except with the prior written consent of Healtheon/WebMD or as expressly contemplated by this Agreement, Envoy shall, and shall cause its Subsidiaries to, and Quintiles and QFinance shall cause Envoy to:

                  (a) conduct its business in substantially the same manner as presently being conducted and refrain from entering into any Material transaction or Material Contract other than in the ordinary course of business and consistent with past practices; and not make any Material change in its methods of management, marketing, accounting, or operations;

                  (b) consult with Healtheon/WebMD prior to undertaking any Material new business opportunity outside the ordinary course of business;

                  (c) confer at the request of Healtheon/WebMD with one or more designated representatives of Healtheon/WebMD to report Material operational matters and to report the general status of ongoing business operations;

                  (d) notify Healtheon/WebMD of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings or submissions involving any Material property or other Material Assets;

                  (e) not enter into any new employment Contract or make any commitment to employees (including any commitment to pay severance, retirement or other benefits) except in the ordinary course of business and consistent with past practice; provided, however, Envoy shall enter into confidentiality agreements with respect to each new employee hired after the date hereof and prior to the Closing Date;

                  (f) not increase the compensation (including fringe benefits) payable or to become payable to any officer, director, employee, agent or independent contractor of Envoy, except general hourly rate increases and normal merit increases for employees other than (x) executive officers made in the ordinary course of business and consistent with past practice and (y) for increases committed to prior to the date of this Agreement and not in contemplation thereof;

                  (g) except in the ordinary course of business and consistent with past practices, not (i) create or incur any indebtedness (or, even if in the ordinary course of business, not in excess of $500,000 in the aggregate), or
(ii) release or create any Liens of any nature whatsoever;

                  (h) except in the ordinary course of business and, even if in the ordinary course of business, then not in an amount to exceed $200,000 individually or $1,000,000 in the aggregate, not make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

                  (i) not enter into, terminate or Materially amend any Material strategic alliance agreement or any other Material Contract relating to the distribution, sale, license or marketing by third parties of Envoy's products or services;

                  (j) not amend the Charter, Bylaws or other governing instruments of Envoy, except as contemplated by this Agreement;

                  (k) not make any Material changes in its accounting methods or practices or revalue its Assets, except for (i) those changes required by GAAP, and (ii) changes in its tax accounting methods or practices that may be necessitated by changes in applicable Tax Laws;

                  (l) not issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Envoy Common Stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock, or pay or declare or agree to pay or declare any dividend or other distribution with respect to any Envoy Common Stock, except for shares to be issued pursuant to this Agreement;

                  (m) not make any loan to any Person or increase the aggregate amount of any loan currently outstanding to any Person, except for usual and customary advances to employees made in the ordinary course of business;

                  (n) not sell any Material Asset or make any Material commitment relating to its Assets other than in the ordinary course of business or enter into or terminate any lease of real estate other than in the ordinary course of business;

                  (o) not purchase or redeem, or agree to purchase or redeem, any security of Envoy (including any share of Envoy Common Stock);

                  (p) not waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under any employee, consultant, director, or other stock plans or authorized cash payments in exchange for any options granted under any of such plans;

                  (q) not grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding or policies existing on the date hereof or adopt any new severance plan;

                  (r) not transfer or license to any Person or otherwise extend, amend or modify any rights to the Intellectual Property of Envoy, or enter into any grants of future patent rights, other than in the ordinary course of business consistent with past practice;

                  (s) not acquire or agree to acquire or be acquired by merging or consolidating with, or by purchasing any Person, interest in, portion of or the capital or the Assets of, or by any other manner, any business or any Person or division thereof, otherwise acquire or agree to acquire any Assets which are Material, individually or in the aggregate, to the business of Envoy or enter into any joint ventures, strategic partnerships or alliances;

                  (t) not Materially modify or amend, or terminate any Material Contract (including a Envoy Stock Plan) or agreement to which Envoy is a party or waive, release, or assign any Material rights or claims thereunder, in any such case in a manner Materially adverse to Healtheon/WebMD;

                  (u) not modify, amend or terminate any Contract with Quintiles or any of its Subsidiaries or Affiliates or enter into any Contract with Quintiles or any of its Subsidiaries or Affiliates not otherwise listed in
Section 5.14 of the Envoy Disclosure Letter, or waive, release or assign any rights or claims thereunder; and

                  (v) not make any agreement or commitment which will result in or cause to occur a violation of any of the items contained in paragraphs (a) through (u) above.

         7.2 Conduct of Healtheon/WebMD Business. Except as set forth in Section
7.2 of the Healtheon/WebMD Disclosure Letter, prior to the Closing Date, except with the prior written consent of Quintiles or as expressly contemplated by this Agreement, Healtheon/WebMD shall not, and shall cause its Subsidiaries not to, acquire or agree to acquire by merging or consolidating with, or by purchasing any Person, interest in, portion of or the capital or the Assets of, or by any other manner, any Transaction Business or any Person or division thereof engaged in the Transaction Business. During the period prior to the Closing Date, a representative of Quintiles shall be entitled to attend all regularly scheduled and special meetings of the Board of Directors of Healtheon/WebMD. Healtheon/WebMD shall give Quintiles prior notice of all meetings of the Board of Directors of Healtheon/WebMD and shall provide to Quintiles' representative all information, in each case as if the representative of Quintiles was a member of the Board of Directors of Healtheon/WebMD. Quintiles shall pay all expenses incurred by its representative in connection with his attendance at such meetings.

         7.3 Adverse Changes in Condition. Each Party agrees (i) to give written notice promptly to the other Parties upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Healtheon/WebMD, Merger Corp or Envoy, respectively, or (ii) would cause or constitute a breach of any of its representations, warranties, agreements or covenants contained herein, such that the conditions set forth in Sections 9.2(a) and (b) or Sections 9.3(a) and (b) with respect to such Party (as appropriate) would not be satisfied as of the time of such breach or as of the time of such representation or warranty shall have become untrue, and (2) to use its reasonable efforts to prevent or promptly to remedy the same.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

         8.1 Applications.

                  (a) Healtheon/WebMD shall promptly prepare and file, and Envoy and Quintiles shall cooperate in the preparation and, where appropriate, filing of, applications with any Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement as listed in Sections 5.18 and 6.8 of this Agreement. To the extent required by the HSR Act, each of the Parties will promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all Material respects with the requirements of the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Healtheon/WebMD, Envoy, Quintiles or any Subsidiary or Affiliate of any such Party to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business or Assets, or the imposition of any Material limitation the ability of any of them to conduct their businesses or to own or exercise control of such Assets or stock.

                  (b) Each of the Parties shall, and shall cause their Affiliates to, use commercially reasonable efforts to cause the issuance of the Stock Consideration to be exempt from registration under applicable federal and state securities Laws by filing an application with the Secretary of State of North Carolina pursuant to N.C. Gen. Stat. Section 78A-30 requesting a hearing upon the terms and conditions of the Merger to be held as soon as practicable after the filing of such application and taking all actions necessary to comply with the requirements set forth therein. Envoy and Quintiles shall furnish to Healtheon/WebMD the information to be included in such application. None of the Parties shall make at such hearing, or include in any information supplied with such application or distributed at such hearing, any statement of a Material fact or omit to state any Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Healtheon/WebMD shall pay all fees, disbursements and expenses in connection with such compliance including, without limitation, all fees payable to the North Carolina Secretary of State and fees, disbursements and expenses of counsel to Healtheon/WebMD, but excluding the fees, disbursements and expenses of Envoy, Quintiles and QFinance and counsel to Envoy, Quintiles and QFinance.

                  (c) Healtheon/WebMD shall use commercially reasonable efforts to cause the Stock Consideration to be issued pursuant to this Agreement in the Merger to be listed for trading on the Nasdaq National Market no later than the Closing.

         8.2 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, the Articles of Merger shall be executed and filed with the Secretary of State of the

State of Tennessee in accordance with the TBCA in connection with the Closing and the Certificate of Merger shall be executed and filed with the Secretary of State of the State of Delaware in accordance with the GCLSD in connection with the Closing.

         8.3 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its legal ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement (including without limitation any Consents listed in Sections 5.18 and 6.8 of this Agreement). In connection with and without limiting the foregoing, Envoy and its Board of Directors shall, if any state takeover statute or similar Law is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on the Merger, this Agreement and the transactions contemplated hereby.

         8.4 Investigation and Confidentiality.

                  (a) Prior to the Effective Time, each Party shall advise the other of all Material developments relevant to its business and to consummation of the Merger and shall permit each other to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other reasonably request, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party under this Section 8.4 shall affect the representations and warranties of the other Parties.

                  (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Parties concerning or related to any such other Parties or their Subsidiaries and shall not use or disclose such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Parties.

         8.5 Access to Information. Envoy and Quintiles shall afford Healtheon/WebMD and its accountants, counsel and other representatives, reasonable access during normal business hours and upon reasonable notice during the period prior to the Effective Time to (i) all of

Envoy's properties, books, contracts, commitments and records, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable Law) of Envoy as Healtheon/WebMD may reasonably request and (iii) all officers and, as scheduled through officers, key employees of Envoy. Quintiles and Envoy agree to provide to Healtheon/WebMD and its accountants, counsel and other representatives copies of Envoy's internal financial statements (including returns and supporting documentation) promptly upon request. No information or Knowledge obtained in any investigation pursuant to this Section 8.5 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Merger.

         8.6 No Shop.

                  (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article 10, Envoy, Quintiles and QFinance will not, nor will they authorize or permit any Affiliate or Representative retained by them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal; (ii) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal; (iii) engage in discussions with any Person with respect to any Acquisition Proposal, except as to the existence of this Section 8.6;
(iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. Envoy and Quintiles will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of Quintiles, Envoy or any of their Subsidiaries or any investment banker, attorney or other advisor or Representative of Quintiles or Envoy or any of its Subsidiaries shall be deemed to be a breach of this Section 8.6 by Quintiles, Envoy and QFinance.

                  (b) In addition to the obligations of Envoy, Quintiles and QFinance set forth in Section 8.6(a) hereof, Envoy, Quintiles and QFinance as promptly as practicable shall advise Healtheon/WebMD orally and in writing of any request for non-public information or any inquiry with respect to Envoy which any of them reasonably believes may pertain to an Acquisition Proposal or to any Acquisition Transaction, the Material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person or group making any such request, Acquisition Proposal or inquiry. Quintiles and Envoy will keep Healtheon/WebMD informed as promptly as practicable in all Material respects of the status and details (including Material amendments or proposed Material amendments) of any such request, Acquisition Proposal or inquiry.

         8.7 Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to take no action which would cause the Merger not to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         8.8 Employee Benefits.

                  (a) Following the Effective Time, Healtheon/WebMD shall provide to officers and employees of Envoy employee benefits based on the positions they hold with Healtheon/WebMD and/or its Subsidiaries after the Effective Time under employee benefit plans on terms and conditions which are substantially similar in the aggregate to those provided by Healtheon/WebMD and its Subsidiaries to their similarly situated officers and employees after the Effective Time. With respect to any benefits plans of Healtheon/WebMD or its Subsidiaries in which the officers and employees of Envoy participate after the Effective Time, Healtheon/WebMD shall, or shall cause the Surviving Corporation to, use reasonable efforts to: (i) waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such officers and employees under any welfare benefit plan in which such employees may be eligible to participate after the Effective Time (provided, however, that no such waiver shall apply to a pre-existing condition of any such officer or employee who was, as of the Effective Time, excluded from participation in a Envoy or Quintiles benefit plan by nature of such pre-existing condition), (ii) provide each such officer and employee with credit for any co-payments and deductibles paid prior to the Effective Time during the year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plan in which such employees may be eligible to participate after the Effective Time, and (iii) other than with respect to vesting credit with respect to Healtheon/WebMD options granted to such officers and employees, recognize all service of such officers and employees with Envoy for all purposes (including without limitation purposes of eligibility to participate, vesting credit, entitlement for benefits, and benefit accrual) in any benefit plan in which such employees may be eligible to participate after the Effective Time, except to the extent such treatment would result in duplicative accrual of benefits for the same period of service.

                  (b) Not later than the day immediately prior to the Effective Time (the "Termination Date"), Quintiles and Envoy shall cause (i) the adoption of appropriate resolutions which terminate each retirement plan of Envoy which qualifies or is intended to qualify under Section 401(a) of the Internal Revenue Code (each, a "Envoy Retirement Plan"), effective as of the Termination Date, (ii) the cessation of all employee salary deferral contributions under each Envoy Retirement Plan, effective as of the Termination Date, and (iii) the adoption of appropriate resolutions, contemporaneous with the adoption of resolutions identified in clause (i) above, which reserve the right to amend each Envoy Retirement Plan notwithstanding such applicable plan's termination, and which amend each Envoy Retirement Plan to comply with all applicable changes under the Internal Revenue Code which were effective or were enacted on or before the Termination Date. The preceding sentence shall apply to the Envoy Retirement Plans, as sponsored by Envoy or any other entity for the eligible employees of Envoy, but shall not apply to the Quintiles Employee Stock Ownership and 401(k) Plan (the "Quintiles Retirement Plan"). Not later than the Termination Date, (i) Quintiles shall adopt appropriate resolutions that terminate Envoy as of the Termination Date as a participating employer in the Quintiles Retirement Plan, and (ii) Quintiles and Envoy shall cause the cessation of all salary deferral contributions of the eligible Envoy employees under the Quintiles Retirement Plan. Envoy shall make all contributions to the Quintiles Retirement Plan that are payable through the Termination Date with respect to the eligible Envoy employees who are Quintiles Retirement Plan participants and who are entitled to an allocation of such contributions under such plan. Quintiles represents and warrants that all contributions to the Quintiles Retirement Plan with respect to eligible Envoy employees which are required to be made by the time set forth in Section 4.6 of the Quintiles Retirement Plan with respect to the period ending December 31, 1999 have been paid to the trust relating to the Quintiles Retirement Plan and that all such contributions required to be made by such time in such Quintiles Retirement Plan section with respect to the period ending on the date of this Agreement (other than salary deferral contributions) do not exceed $40,000. Envoy shall be solely responsible for the preparation and timely filing of all Treasury Forms 5500 which are required to be filed in connection with the Envoy Retirement Plans (other than the Quintiles Retirement Plans) before, on or after the Closing Date. Quintiles shall be solely responsible for filing all Treasury Forms 5500 which are required to be filed in connection with the participation of Envoy employees in the Quintiles Retirement Plan. Nothing in this Agreement shall give any employee of Envoy any third-party beneficiary or other rights under this Agreement.

         8.9 Blue Sky Laws. Healtheon/WebMD shall take such reasonable steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Stock Consideration in connection with the Merger. Quintiles and QFinance shall use their reasonable commercial efforts to assist Healtheon/WebMD as may be necessary to register, or qualify for valid exemptions from, the issuance of the Stock Consideration in the Merger under the securities and blue sky laws of all jurisdictions which are applicable in connection with such issuance.

         8.10 Non-solicitation of Employees. Until the Effective Time or, in the event this Agreement is terminated without completion of the Merger, for a period of one (1) year from the date hereof, none of the Parties will solicit for employment any current employee of the other Parties or any Subsidiary of the other Parties unless such employee has been terminated previously by his or her employer nor make any offer to such employee without prior notice to his or her employer; provided that in no event will a general solicitation for employment (whether by general advertisement in any media or otherwise) be a violation of this Section 8.10.

         8.11 Press Releases. Prior to the Effective Time, Healtheon/WebMD, Quintiles and Envoy shall consult with each other as to the form and substance of any press release or other public disclosure related to this Agreement or any other transaction contemplated hereby and no Party shall issue any press release or make any other public disclosure without the prior approval of the other Parties (which approval shall not be unreasonably withheld or delayed); provided, that nothing in this Section 8.11 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.12 Directors and Officers Indemnification.

                  (a) Healtheon/WebMD and Envoy agree that all rights to indemnification and exculpation now existing in favor of any employee, agent, director or officer of Envoy and its Subsidiaries (the "Indemnified Parties"), as provided in their respective Charters or Bylaws and their respective Indemnification Agreements, shall survive the Merger and shall continue in full force and effect for a period of four (4) years after the Effective Time; provided that in the event any claim or claims are asserted or made within such four (4) year period, all rights to indemnification in respect of any such claim shall continue until final disposition of such claim. Healtheon/WebMD hereby agrees, effective as of the Effective Time, to guarantee Envoy's indemnification and exculpation obligations existing in favor of the Indemnified Parties, as provided in Envoy's and its Subsidiaries' respective applicable Charters or Bylaws and their respective Indemnification Agreements, for the period of time set forth under this Section 8.12(a).

                  (b) Healtheon/WebMD agrees that from and after the Effective Time, the Surviving Corporation shall cause the policies of director and officer liability insurance maintained by the Envoy on the date hereof and listed in Section 8.12 of the Envoy Disclosure Letter to be maintained in effect for the period of time directors and officers are entitled to indemnification under Section 8.12(a) above; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties, provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that that the Surviving Corporation shall not be required to pay an annual premium in excess of 150% of the last annual premium paid by Envoy prior to the date hereof (the "Maximum Amount") (which premium is set forth in Section 8.12 of the Envoy Disclosure Letter), and if the Surviving Corporation is unable to obtain the insurance required by this Section 8.12 for the Maximum Amount, it shall obtain as much comparable insurance as possible for an annual premium equal to the Maximum Amount.

                  (c) In the event Healtheon/WebMD merges or is acquired in a transaction in which it is not the surviving corporation, or if Healtheon/WebMD sells substantially all of its assets, Healtheon/WebMD will cause proper provision to be made in such transaction so that Healtheon/WebMD's successor or acquiror will assume the obligations set forth in Sections 8.12(a) and (b) above. The parties agree that Envoy's directors and officers are the third party beneficiaries of, and entitled to enforce, the provisions of this Section 8.12.

         8.13 Envoy Affiliates; Restrictive Legend; Restrictions on Transfer.

                  (a) Healtheon/WebMD will give stop transfer instructions to its transfer agent with respect to any Healtheon/WebMD Common Stock received pursuant to the Merger by Quintiles and QFinance and there will be placed on the certificates representing such Healtheon/WebMD Common Stock, or any substitution therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED

         UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT, OR (B) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

                  (b) In addition, each of Quintiles and QFinance hereby expressly covenants and agrees that it shall not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Stock Consideration (the "Subject Stock") or any securities convertible into or exercisable or exchangeable for the Subject Stock (including, without limitation, shares of the Subject Stock or securities convertible into or exercisable or exchangeable for the Subject Stock which may be deemed to be beneficially owned by such holder in accordance with the rules and regulations of the SEC) or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Subject Stock (regardless of whether any of the transactions described in clause
(i) or clause (ii) is to be settled by the delivery of Subject Stock, or such other securities, in cash or otherwise (each action described herein is referred to as a "Transfer"). Notwithstanding any provision of this Section 8.13(b) to the contrary and subject to compliance with the Securities Laws, Quintiles and QFinance, in the aggregate, may Transfer (A) such Subject Stock to any Affiliate of Quintiles, (B) up to an amount of Subject Stock (valued at the time of the such Transfer) equal to the difference, if any, between $500,000,000 and the Cash Consideration received in the Merger at the Effective Time provided that Quintiles has not provided the Hold Notice to Healtheon/WebMD as contemplated by
Section 3.1(c) hereof, (C) 1 year after the Effective Time up to 1/3rd of the Subject Stock, and (D) 18 months after the Effective Time up to 2/3rd of the Subject Stock. The provisions of this Section 8.13(b) shall continue in full force and effect until the 2nd anniversary of the Effective Time.

                  (c) Each of Quintiles and QFinance hereby expressly covenants and agrees that it shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Envoy Common Stock prior to the Effective Time.

         8.14 Healtheon/WebMD Options. As soon as practicable following the date of this Agreement and conditioned upon the consummation of the Merger, Healtheon/WebMD's Board of Directors (or, if appropriate, any committee administering the Healtheon/WebMD option plans) shall adopt such resolutions or take such other actions as may be required to effect the issuance to officers and employees of Envoy options to purchase 3,500,000 shares of Healtheon/WebMD Common Stock to be granted under the Healtheon/WebMD option plans with an exercise price equal to $40 per share.

         8.15 Standstill.

                  (a) Healtheon/WebMD agrees that, for a period of 1 year from the date of this Agreement, neither Healtheon/WebMD nor any of its Affiliates will: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of Quintiles or any of its Subsidiaries, or of any successor to or person in control of Quintiles, or any assets of Quintiles or any of its Subsidiaries or divisions (other than the transactions contemplated herein) or of any such successor or controlling person; (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of Quintiles; (iii) deposit any voting securities of Quintiles or any of its Subsidiaries in a voting trust or subject any voting securities of Quintiles or any of its Subsidiaries to any arrangement or agreement with respect to the voting of such voting securities; (iv) join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of voting securities of Quintiles or any of its Subsidiaries; (v) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving Quintiles or its securities or assets (other than the transactions contemplated herein); or (vi) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the 1934 Act) in connection with any of the foregoing. Healtheon/WebMD will promptly advise Quintiles of any inquiry or proposal made to Healtheon/WebMD with respect to any of the foregoing. Notwithstanding anything to the contrary stated herein, Healtheon/WebMD shall not be prohibited by this Section 8.15(a) from contacting the Chief Executive Officer, the Board of Directors of Quintiles or any member of the Board of Directors of Quintiles to request a waiver of any of the foregoing; provided, however, that the waiver of any of the foregoing must be executed by an executive officer of Quintiles duly authorized by the Board of Directors of Quintiles.

                  (b) Quintiles agrees that, for a period of 1 year from the date of this Agreement, neither Quintiles nor any of its Affiliates will:
(i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of Healtheon/WebMD or any of its Subsidiaries, or of any successor to or person in control of Healtheon/WebMD, or any assets of Healtheon/WebMD or any of its Subsidiaries or divisions (other than the transactions contemplated herein) or of any such successor or controlling person; (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of Healtheon/WebMD; (iii) deposit any voting securities of Healtheon/WebMD or any of its Subsidiaries in a voting trust or subject any voting securities of Healtheon/WebMD or any of its Subsidiaries to any arrangement or agreement with respect to the voting of such voting securities; (iv) join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of voting securities of Healtheon/WebMD or any of its Subsidiaries; (v) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving Healtheon/WebMD or its securities or assets (other than the transactions contemplated herein); or (vi) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the

1934 Act) in connection with any of the foregoing. Quintiles will promptly advise Healtheon/WebMD of any inquiry or proposal made to Quintiles with respect to any of the foregoing. Notwithstanding anything to the contrary stated herein, Quintiles shall not be prohibited by this Section 8.15(b) from contacting the Chief Executive Officer, the Board of Directors of Healtheon/WebMD or any member of the Board of Directors of Healtheon/WebMD to request a waiver of any of the foregoing; provided, however, that the waiver of any of the foregoing must be executed by an executive officer of Healtheon/WebMD duly authorized by the Board of Directors of Healtheon/WebMD.

         8.16 Certain Other Matters. Immediately prior to the Effective Time, Quintiles shall take all actions which are necessary to terminate all of the Contracts between Quintiles or any of its Subsidiaries or Affiliates (other than Envoy and its Subsidiaries) and Envoy and its Subsidiaries, including the Contracts listed in Section 5.14 of the Envoy Disclosure Letter. In this regard, Quintiles hereby waives any and all Liabilities it may have against Envoy and its Subsidiaries arising from or out of any of the Contracts between Quintiles or any of its Subsidiaries or Affiliates (other than Envoy and its Subsidiaries) and Envoy and its Subsidiaries. In addition, Quintiles hereby agrees to indemnify and hold harmless Envoy and its Subsidiaries from any and all Liabilities arising out of the matters set forth in Section 8.16 of the Envoy Disclosure Letter.

         8.17 Execution of Certain Agreements. On or prior to the Effective Time, Envoy and Quintiles shall enter into a Tax Sharing Agreement substantially in the form attached hereto as Exhibit 8.17(a). Each of Quintiles, Envoy and Healtheon/WebMD shall execute and deliver the Data Rights Agreement, substantially in the form attached hereto as Exhibit 8.17(b) (the "Data Rights Agreement"). Each of Quintiles and Healtheon/WebMD shall execute and deliver the Internet Product Development and Marketing Agreement, substantially in the form attached hereto as Exhibit 8.17(c) (the "Internet Product Development and Marketing Agreement"). Quintiles shall execute and deliver the Quintiles Warrant, substantially in the form attached hereto as Exhibit 8.17(d) (the "Quintiles Warrant").


                                    ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by the Parties pursuant to Section 11.5 of this Agreement:

                  (a) Regulatory Approvals. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

                  (b) Legal Proceedings. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                  (c) Tax Opinions. Each of Healtheon/WebMD and Envoy shall have received the opinion of Nelson Mullins Riley & Scarborough, L.L.P. ("Nelson Mullins") and Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. ("Smith Anderson"), respectively, to the effect that the Merger will constitute a tax-free reorganization within the meaning of 368(a) of the Internal Revenue Code, which opinion shall be in form and substance reasonably satisfactory to Healtheon/WebMD and Envoy, respectively; provided, however, that if counsel to either Healtheon/WebMD or Envoy does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such Party if counsel to the other Party renders such opinion to such Party, which opinion shall be in form and substance reasonably satisfactory to such Party. In rendering such opinion, Nelson Mullins and Smith Anderson shall be entitled rely upon representations of the Parties hereto reasonably satisfactory in form and substance to such counsel. The Parties to this Agreement agree to make reasonable representations as required by Nelson Mullins and Smith Anderson for the purpose of rendering such opinion(s).

                  (d) Nasdaq. The Stock Consideration to be issued in connection with the Merger shall be authorized for quotation on the Nasdaq Stock Market subject to official notice of issuance.

                  (e) State Securities Permit. Healtheon/WebMD shall have received all states securities permit or other authorizations or confirmations as to the availability of an exemption from registration of the Stock Consideration under the North Carolina Securities Act and Section 3(a)(10) of the 1933 Act, and no proceedings shall be pending, or to the Knowledge of Healtheon/WebMD, threatened in writing by any securities administration to suspend the effectiveness of the issuance of the Stock Consideration in the Merger.

                  (f) Data Rights Agreement. On or prior to the Closing Date, the Data Rights Agreement shall have been executed and delivered by Quintiles, Envoy and Healtheon/WebMD.

                  (g) Internet Product Development and Marketing Agreement. On or prior to the Closing Date, the Internet Product Development and Marketing Agreement shall have been executed and delivered by Quintiles and Healtheon/WebMD.

         9.2 Conditions to Obligations of Healtheon/WebMD and Merger Corp. The obligations of Healtheon/WebMD and Merger Corp to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Healtheon/WebMD pursuant to Section 11.5 of this Agreement:

                  (a) Representations and Warranties. The representations and warranties of Envoy, Quintiles and QFinance set forth or referred to in this Agreement shall be true and correct in all Material respects (except that those representations and warranties which are qualified as to Material, Materiality, Material Adverse Effect or similar expressions, or are subject to the same or similar type exceptions, shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date).

                  (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Envoy, Quintiles and QFinance to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

                  (c) Certificates. Envoy shall have delivered to Healtheon/WebMD a certificate, dated as of the Effective Time and signed on its behalf by its president and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied.

                  (d) Required Consents. The Consents set forth in Section 9.2(d) of the Envoy Disclosure Letter shall have been obtained or Quintiles shall have agreed to indemnify the Surviving Corporation for a period of 1 year following the Effective Time with respect to any Material Liability arising out of any termination, loss, cancellation or failure to obtain the consent to the transfer or assignment of any Contracts of Envoy or any of its Subsidiaries listed in Section 9.2(d) of the Envoy Disclosure Letter.

                  (e) No Material Adverse Change. There shall not have been any Material Adverse Change with respect to Envoy, between the date hereof and the Closing Date, and Envoy shall have delivered to Healtheon/WebMD a certificate, dated as of the Closing Date, signed by its president and chief financial officer certifying to such effect.

                  (f) FIRPTA. Quintiles shall deliver to a Healtheon/WebMD a properly executed statement that the shares of Envoy Common Stock do not constitute "U.S. real property interests," as defined in Section 897(c) of the Internal Revenue Code. Such statement shall be in a form reasonably acceptable to Healtheon/WebMD and in accordance with the requirements of Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such statement, Quintiles shall provide to Healtheon/WebMD, as agent for Quintiles, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h), along with written authorization for Healtheon/WebMD to deliver such form of notice to the Internal Revenue Service on behalf of Quintiles upon the Closing.

                  (g) Investors' Rights Agreement. Envoy shall obtain written terminations and releases of the terms of the Registration Rights Agreement dated February 27, 1998, as amended (the "Investors' Rights Agreement").

                  (h) Quintiles Warrant. On or prior to the Closing Date, the Quintiles Warrant shall have been executed and delivered by Quintiles to Healtheon/WebMD.

         9.3 Conditions to Obligations of Envoy, Quintiles and QFinance. The obligations of Envoy, Quintiles and QFinance to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Quintiles pursuant to Section 11.5 of this Agreement:

                  (a) Representations and Warranties. The representations and warranties of Healtheon/WebMD and Merger Corp set forth or referred to in this Agreement shall be true and correct in all Material respects (except that those representations and warranties which are qualified as to Material, Materiality, Material Adverse Effect or similar expressions, or are subject to the same or similar type exceptions, shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date).

                  (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Healtheon/WebMD and Merger Corp to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with.

                  (c) Certificates. Healtheon/WebMD shall have delivered to Quintiles (i) a certificate, dated as of the Effective Time and signed on its behalf by a duly authorized officer to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Healtheon/WebMD's Board of Directors and Merger Corp's Board of Directors and sole shareholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Quintiles and its counsel shall request.

                  (d) No Material Adverse Change. There shall not have been any Material Adverse Change with respect to Healtheon/WebMD or its Subsidiaries taken as a whole between the date hereof and the Closing Date, and Healtheon/WebMD shall have delivered to Envoy a certificate, dated as of the Closing Date, signed by its chief executive officer and chief financial officer certifying to such effect.


                                   ARTICLE 10
                                   TERMINATION

         10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Healtheon/WebMD and Envoy, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) By mutual consent of the Boards of Directors of Healtheon/WebMD and Quintiles; or

                  (b) By Healtheon/WebMD (provided that Healtheon/WebMD is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by Envoy of any representation or warranty contained in this

Agreement such that the conditions in Section 9.2(a) would not be satisfied as of the time of such breach, provided that if such breach is curable through the exercise of commercially reasonable efforts by Envoy, then the terminating party or parties may not terminate this Agreement under this Section 10.1(b) prior to the End Date provided Envoy and Quintiles continue to exercise commercially reasonable efforts to cure such breach; or

                  (c) By Quintiles (provided that neither Envoy, Quintiles nor QFinance is then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach of any representation or warranty contained in this Agreement such that the conditions in Section 9.3(a) with respect to Healtheon/WebMD would not be satisfied as of the time of such breach, provided that if such breach is curable through the exercise of commercially reasonable efforts by Healtheon/WebMD, then the terminating party may not terminate this Agreement under this Section 10.1(c) prior to the End Date provided the breaching party continues to exercise commercially reasonable efforts to cure such breach; or

                  (d) By Healtheon/WebMD (provided that Healtheon/WebMD is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach of any covenant or agreement contained in this Agreement such that the conditions in Section 9.2(b) with respect to Envoy, Quintiles and QFinance would not be satisfied as of the time of such breach, provided that if such breach is curable through the exercise of commercially reasonable efforts by Envoy and Quintiles, then the terminating party or parties may not terminate this Agreement under this Section 10.1(d) prior to the End Date provided Envoy and Quintiles continue to exercise commercially reasonable efforts to cure such breach; or

                  (e) By Quintiles (provided that neither Envoy, Quintiles nor QFinance is then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by Healtheon/WebMD of any covenant or agreement contained in this Agreement such that the conditions in Section 9.3(b) with respect to Healtheon/WebMD would not be satisfied as of the time of such breach, provided that if such breach is curable through the exercise of commercially reasonable efforts by Healtheon/WebMD, then the terminating party may not terminate this Agreement under this Section 10.1(e) prior to the End Date provided the breaching party continues to exercise commercially reasonable efforts to cure such breach; or

                  (f) By (1) Healtheon/WebMD or (2) Envoy and Quintiles (provided that the terminating Party or Parties is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event any Regulatory Authority whose consent is required for consummation of the Merger and the other transactions contemplated hereby shall have an order, decree, or ruling or taking any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable; or

                  (g) By (1) Healtheon/WebMD or (2) Quintiles in the event that the Merger shall not have been consummated by May 31, 2000 (the "End Date"), if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party(ies) electing to terminate pursuant to this Section 11.1(g).

         10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2, Article 11 and Sections 8.4(b), 8.10 and 8.11 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), (c), (d), or (e) of this Agreement shall not relieve a breaching Party from Liability for an uncured breach of a representation, warranty, covenant, or agreement giving rise to such termination.


                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 Definitions.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Acquisition Proposal" shall mean any proposal (other than an offer or proposal by Healtheon/WebMD) relating to any Acquisition Transaction.

                  "Acquisition Transaction" shall mean any transaction or series of related transactions involving: (A) any merger, consolidation, business combination, stock sale or similar transaction involving Envoy or any of its Subsidiaries; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the Assets of Envoy or any of its Subsidiaries; or (C) any liquidation or dissolution of Envoy or any of its Subsidiaries.

                  "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                  "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits and Disclosure Letters delivered pursuant hereto and incorporated herein by reference.

                  "Articles of Merger" shall mean the Articles of Merger to be executed as contemplated by the TBCA and filed with the Secretary of State of the State of Tennessee relating to the Merger as contemplated by Section 1.1 of this Agreement.

                  "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "Certificate of Merger" shall mean the Certificate of Merger to be executed as contemplated by the GCLSD and filed with the Secretary of State of the State of Delaware relating to the Merger as contemplated by Section
1.1 of this Agreement.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "Contract" shall mean any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person's capital stock, Assets or business.

                  "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

                  "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

                  "Envoy Common Stock" shall mean the Envoy Common Stock, no par value per share.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Exhibits" shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                  "GCLSD" shall mean the General Corporation Law of the State of Delaware.

                  "Governmental Entity" shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "Hazardous Material" shall mean the emission, disposal, discharge or other release or threatened release of any hazardous substance, pollutant or contaminant (in each case, as defined in or governed by any applicable Law) or any other substance the release, disposal, treatment or storage of which is regulated under applicable Law.

                  "Healtheon/WebMD Common Stock" shall mean the $0.0001 par value Common Stock of Healtheon/WebMD.

                  "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Intellectual Property" shall mean all rights, privileges and priorities provided under applicable Law relating to intellectual property, whether registered or unregistered, including without limitation all (i) (a) inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, mask works, and confidential information, new and useful improvements thereof and know-how relating thereto, whether or not patented or eligible for patent protection; (b) copyrights and copyrightable works, including computer applications, programs, Software, Databases and related items; (c) trademarks, service marks, trade names, brand names, product names, corporate names, logos and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; and
(d) trade secrets, data and other confidential information; and (ii) all registrations, applications, recordings, and licenses or other similar agreements related to the foregoing

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Knowledge" shall mean with respect to any Party, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer, General Counsel or Controller of such Party, has actual knowledge of such matter.

                  "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any Asset, other than
(i) Liens for current property Taxes not yet due and payable, (ii) Liens reflected on the Envoy Financial Statements, (iii) Liens which do not Materially detract from the value or Materially interfere with the present use of the Asset subject thereto or affected thereby; (iv) Liens which are licenses and related restrictions.

                  "Litigation" shall mean any action, suit, arbitration, filed cause of action, filed claim, filed complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                  "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  "Material Adverse Change" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a Material Adverse Effect on such Party.

                  "Material Adverse Effect" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a Material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include events, changes or occurrences (x) generally affecting the healthcare information technology industry, or (y) generally affecting the overall U.S. economy.

                  "Merger Corp Common Stock" shall mean the $0.0001 par value Common Stock of Merger Corp.

                  "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

                  "Party" shall mean either Healtheon/WebMD, Envoy, Quintiles, QFinance or Merger Corp, and "Parties" shall mean all of Healtheon/WebMD, Envoy, Quintiles, QFinance and Merger Corp.

                  "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

                  "Person" shall mean a natural person or any legal, commercial or Governmental Entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, and all foreign, federal, state and local regulatory agencies and other Governmental Entities or bodies having jurisdiction over the Parties and their respective Assets, employees, businesses and/or Subsidiaries, including the NASD and the SEC.

                  "Representative" shall mean the accountants, lawyers and financial advisors of any Party.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "Subsidiaries" shall mean all those corporations, partnerships, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                  "Surviving Corporation" shall mean Merger Corp as the surviving corporation resulting from the Merger.

                  "Surviving Corporation Common Stock" shall mean the Common Stock of the Surviving Corporation in the Merger.

                  "Tax" or "Taxes" shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  "Total Consideration" is an amount determined by adding (i) the number of shares constituting the Stock Consideration to be received at the Effective Time multiplied by the closing price of the Healtheon/WebMD Common Stock on the last trading day prior to the Effective Time and (ii) the Cash Consideration to be received at the Effective Time.

                  "Transaction Business" is a business engaged in the processing or facilitating the processing of transactions of the following types: reimbursement, indemnity or other payment claims by and among physicians, hospitals, health maintenance organizations, governmental entities and other providers, pharmacies and payors, as well as related transactions, including, without limitation, eligibility, adjudication, refusals and formulary checks, irrespective of the manner, mode, communications method or platform through which such business is conducted from time to time which generated during the last full fiscal year more than $100,000,000 in gross revenues from the operations of the Transaction Business.

                  "Transactions" are the transactions contemplated by this Agreement and the Exhibits attached hereto.

                  (b) In addition to the terms defined in Sections 5.9 and 5.16 above, the terms set forth below shall have the meanings ascribed thereto in the referenced sections:

             Anti-Dilution Event - Section 3.2
             Cash Consideration - Section 3.1(b)

             Closing - Section 1.2
             Closing Date - Section 1.2
             Customers - Section 5.24
             Data Rights Agreement - Section 8.17
             Effective Time - Section 1.3
             End Date - Section 10.1(g)
             Envoy - Preamble
             Envoy Balance Sheet Date - Section 5.5(a)
             Envoy Disclosure Letter - Article 5
             Envoy Equity Rights - Section 5.3(c)
             Envoy Facilities - Section 5.13
             Envoy Financial Statements - Section 5.5(a)
             Envoy Option Plans - Section 3.4
             Envoy Retirement Plan - Section 8.8(b)
             Envoy SEC Documents - Section 5.5(a)
             Healtheon/WebMD - Preamble
             Healtheon/WebMD Disclosure Letter - Article 6
             Healtheon/WebMD Options & Warrants - Section 6.3(c)
             Healtheon/WebMD SEC Documents - Section 6.4
             Hold Notice - Section 3.1(c)
             Indemnified Parties - Section 8.12(a)
             Internet Product Development and Marketing Agreement - Section 8.17 Investors' Rights Agreement - Section 9.2(k)
             Material Intellectual Property - Section 5.9
             Merger - Section 1.1
             Maximum Amount - Section 8.12(b)
             Merger Consideration - Section 3.1(b)
             Nelson Mullins - Section 9.1(c)
             Option Plans - Section 3.4
             Options - Section 3.4
             Quintiles Warrant - Section 8.17
             Smith Anderson - Section 9.1(c)
             Stock Consideration - Section 3.1(b)
             Subject Stock - Section 8.13(b)
             Subsequent Quintiles SEC Documents - Section 5.5(b)
             Subsequent Healtheon/WebMD SEC Documents - Section 6.4
             Surviving Corporation - Section 1.1
             Tax Returns - Section 5.8
             TCBA - Preamble
             Termination Date - Section 8.8(b)
             Transfer - Section 8.13(b)
             QFinance - Preamble
             Quintiles - Preamble
             Quintiles Option Plans - Section 3.4
             Quintiles Options - Section 3.4
             Quintiles Retirement Plan - Section 8.8(b)

             Quintiles SEC Documents - Section 5.5(b)

                  (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2 Brokers and Finders; Expenses. Except for Morgan Stanley and Co., Inc., the investment banker for Healtheon/WebMD, and Donaldson, Lufkin & Jenrette Securities Corporation, the investment banker for Quintiles, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Healtheon/WebMD or Quintiles in connection with the transactions contemplated hereby, each of Healtheon/WebMD or Quintiles as the case may be, agrees to indemnify and hold the other Parties harmless of and from any Liability in respect of any such claim. Quintiles hereby represents and warrants to Healtheon/WebMD that copies of all of its Contracts with and Donaldson, Lufkin & Jenrette Securities Corporation have been delivered to the other parties prior to execution of this Agreement. Except as otherwise provided in this Agreement, Healtheon/WebMD shall pay all fees, disbursements and expenses of Morgan Stanley and Co., Inc. and Healtheon/WebMD's accountants and counsel incurred in connection with this Agreement or the transactions contemplated hereby, including the fees required to be paid by Healtheon/WebMD by the Federal Trade Commission in connection with the filing under the HSR Act. Except as otherwise provided in this Agreement, Quintiles shall pay all fees, disbursements and expenses of Donaldson, Lufkin & Jenrette Securities Corporation and the accountants and counsel of Envoy, Quintiles and QFinance incurred in connection with this Agreement or the transactions contemplated hereby, including the fees required to be paid by Quintiles and QFinance by the Federal Trade Commission in connection with the filing under the HSR Act.

         11.3 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         11.4 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after any stockholder approval of the issuance of the Stock Consideration has been obtained; provided, that after any such approval by the holders of Healtheon/WebMD Common Stock, there shall be made no amendment that pursuant to the rules and regulations of Nasdaq requires further approval by such stockholders without the further approval of such stockholders.

         11.5 Waivers.

                  (a) Prior to or at the Effective Time, Healtheon/WebMD, acting through its Board of Directors, chief executive officer or other authorized officers, shall have the right to waive any Default in the performance of any term of this Agreement by Envoy, Quintiles or QFinance, to waive or extend the time for the compliance or fulfillment by Envoy, Quintiles or QFinance of any and all of their respective obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Healtheon/WebMD under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by duly authorized officers of Healtheon/WebMD.

                  (b) Prior to or at the Effective Time, Quintiles, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Healtheon/WebMD, to waive or extend the time for the compliance or fulfillment by Healtheon/WebMD of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Envoy under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Quintiles.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.6 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         11.7 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

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

         Envoy, Quintiles
         and QFinance:      Quintiles Transnational Corp.
                            4709 Creekstone Drive
                            Riverbirch Building, Suite 200
                            Durham, North Carolina 27703-8411
                            Telecopy Number:  (919) 998-2177
                            Attention: John S. Russell,
                                       Senior Vice President, General Counsel

         Copy to Counsel:   Smith, Anderson, Blount, Dorsett, Mitchell
                               & Jernigan, L.L.P.
                            Post Office Box 2611
                            Raleigh, North Carolina 27602-2611
                            Telecopy Number:  (919) 821-6800
                            Attention: Gerald F. Roach


         Healtheon/WebMD:   Healtheon/WebMD Corporation
                            400 The Lenox Building
                            3399 Peachtree Road NE
                            Atlanta, Georgia 30326
                            Telecopy Number:  (404) 479-7603
                            Attention: Jack Dennison,
                                       Executive Vice President, General Counsel

         Copy to Counsel:   Nelson Mullins Riley & Scarborough, L.L.P.
                            Bank of America Corporate Center
                            100 N. Tryon Street
                            Charlotte, North Carolina  28202
                            Telecopy Number:  (704) 377-4814
                            Attention:  H. Bryan Ives III
                                        C. Mark Kelly

         11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of North Carolina, without regard to any applicable conflicts of Laws.

         11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.10 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.11 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties

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

acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

         11.12 Enforcement of Agreement. The Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         11.14 Facsimile Signatures. Any signature page delivered by a facsimile or telecopy machine will be binding to the same extent as an original signature page. Any Party who delivers such a signature page agrees to later deliver an original counterpart to any Party which requests it.

         11.15 Nonsurvival of Representations and Warranties. None of the representations and warranties of the Parties in this Agreement will survive the Effective Time of the Merger. Nothing in this Section 11.15 shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.



                               * * * * * * * * * *

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

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by officers thereunto as of the day and year first above written.


                                HEALTHEON/WEBMD CORPORATION


                                By:  /s/ W. Michael Long
                                     -----------------------------------------
                                     W. Michael Long, Chairman of the Board


                                PINE MERGER CORP.


                                By:  /s/ W. Michael Long
                                     -----------------------------------------
                                     W. Michael Long, Chairman of the Board


                                ENVOY CORPORATION


                                By:  /s/ John S. Russell
                                     -----------------------------------------
                                     Name:  John S. Russell
                                     Title: Vice President and Secretary


                                QUINTILES TRANSNATIONAL CORP.


                                By:  /s/ Dennis B. Gillings
                                     -----------------------------------------
                                     Name:  Dennis B. Gillings, Ph.D.
                                     Title: Chairman and Chief Executive Officer


                                QFINANCE, INC.


                                By:  /s/ Thomas Perkins
                                     -----------------------------------------
                                       Name:  Thomas Perkins
                                       Title: President

                    LIST OF OMITTED EXHIBITS AND ATTACHMENTS

The following exhibits and attachments have been omitted from this filing:

Exhibit 8.17(a) Form of Tax Sharing Agreement
Exhibit 8.17(b) Form of Data Rights Agreement
Exhibit 8.17(c) Form of Internet Product Development and Marketing Agreement
Exhibit 8.17(d) Form of Quintiles Warrant

ENVOY Disclosure Letter
Healtheon/WebMD Disclosure Letter

Registrant hereby agrees to furnish supplementally to the Commission a copy of any omitted exhibit or attachment upon request.


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